Exhibit 10.1

Execution Version

Term Loan Agreement

Dated as of December 15, 2021

among

Monmouth Real Estate Investment Corporation,

as Borrower

the Guarantors from time to time party hereto,

the Lenders from time to time party hereto,

and

JPMorgan Chase Bank, N.A.,

as Administrative Agent

JPMorgan Chase Bank, N.a.

As Sole Lead Arranger and Sole Book Runner

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(continued)

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(continued)

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(continued)

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(continued)

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Page

Exhibit A	—	[Reserved]
Exhibit B	—	Notice of Borrowing
Exhibit C	—	Notice of Continuation/Conversion
Exhibit D	—	Term Loan Note
Exhibit E	—	Compliance Certificate
Exhibit F	—	Assignment and Acceptance
Exhibit G	—	Additional Guarantor Supplement
Exhibit H	—	[Reserved]
Exhibit I	—	[Reserved]
Exhibit J-1	—	Form of U.S. Tax Compliance Certificate
Exhibit J-2	—	Form of U.S. Tax Compliance Certificate
Exhibit J-3	—	Form of U.S. Tax Compliance Certificate
Exhibit J-4	—	Form of U.S. Tax Compliance Certificate

Schedule 1	—	Commitments
Schedule 1.1	—	Initial Unencumbered Real Estate Assets
Schedule 6.2	—	Subsidiaries
Schedule 6.11	—	Litigation
Schedule 8.7	—	Liens
Schedule 8.8	—	Investments

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Term Loan Agreement

This Term Loan Agreement (this “Agreement”) is entered into as of December 15, 2021, by and among Monmouth Real Estate Investment Corporation, a Maryland corporation (the “Borrower”), the Guarantors from time to time party to this Agreement, the several financial institutions from time to time party to this Agreement, as Lenders, and JPMorgan Chase Bank, N.A., as Administrative Agent as provided herein. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in Section 5.1 hereof.

Preliminary Statement

Whereas, the Borrower has requested that $175,000,000 delayed-draw term loan facility be extended by the Lenders to the Borrower on the date hereof, and the Administrative Agent and the Lenders have agreed to such request on the basis of the terms and subject to the conditions set forth in this Agreement.

Now, Therefore, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.                 The Credit Facilities.

Section 1.1             [Reserved].

Section 1.2             Term Loan Commitments. Subject to the terms and conditions hereof, each Lender, by its acceptance hereof, severally agrees to make a loan or loans (individually a “Term Loan” and collectively for all the Lenders the “Term Loans”) in U.S. Dollars to the Borrower from time to time during the Availability Period as requested by the Borrower in accordance with Section 1.6 hereof up to the amount of such Lender’s Term Loan Commitment, subject to any reductions thereof or increases thereto, in each case, pursuant to the terms hereof, at any time before the Term Credit Maturity Date; provided that there shall be a maximum of four (4) Borrowings, each Borrowing shall be in a minimum amount of $40,000,000 or such greater amount which is an integral multiple of $100,000 in excess thereof and no Borrowing shall be made after the last day of the Availability Period. The Term Loan Commitments shall expire on the last day of the Availability Period, regardless of the Borrower’s failure to fully utilize the Term Loan Commitments by such date. The sum of the aggregate principal amount of Term Loans at any time outstanding shall not exceed the Term Loan Commitments of all Lenders in effect at such time, and the Credit Availability after giving effect to any requested Credit Event shall not be less than $0. Each Borrowing of Term Loans shall be made ratably by the Lenders in proportion to their respective Term Loan Percentages. As provided in Section 1.6(a) hereof, the Borrower may elect that each Borrowing of Term Loans be either Base Rate Loans or Eurodollar Loans. No amount repaid or prepaid on any Term Loan may be borrowed again.

Section 1.3             [Reserved].

Section 1.4             Applicable Interest Rates; Investment Grade Credit Rating Interest Rate Election.

(a)               Base Rate Loans. Each Base Rate Loan made or maintained by a Lender shall bear interest (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, or created by conversion from a Eurodollar Loan, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect, payable by the Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise).

(b)               Eurodollar Loans. Each Eurodollar Loan made or maintained by a Lender shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced or continued, or created by conversion from a Base Rate Loan, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Adjusted LIBO Rate applicable for such Interest Period, payable by the Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise).

(c)               Rate Determinations. The Administrative Agent shall determine each interest rate applicable to the Loans hereunder following Borrower’s selection (or deemed selection) in accordance with Section 1.6 and/or as otherwise contemplated pursuant to Section 1.9, and its good faith determination thereof shall be conclusive and binding except in the case of manifest error.

Section 1.5             Minimum Borrowing Amounts; Maximum Eurodollar Loans. Each Borrowing of Base Rate Loans shall be in an amount not less than $40,000,000 or such greater amount which is an integral multiple of $100,000 in excess thereof. Each Borrowing of Eurodollar Loans advanced, continued or converted to a Eurodollar Loan shall be in an amount equal to $40,000,000 or such greater amount which is an integral multiple of $100,000 in excess thereof. Without the Administrative Agent’s consent, there shall not be more than five (5) Borrowings of Eurodollar Loans outstanding hereunder.

Section 1.6             Manner of Borrowing Loans and Designating Applicable Interest Rates.

(a)               Notice to the Administrative Agent. The Borrower shall give notice to the Administrative Agent by no later than 11:00 a.m. (New York time): (i) at least three (3) Business Days before the date on which the Borrower requests the Lenders to advance a Borrowing of Eurodollar Loans and (ii) one Business Day before the date on which the Borrower requests the Lenders to advance a Borrowing of Base Rate Loans. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice of a new Borrowing. Thereafter, subject to the terms and conditions hereof, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to the minimum amount requirement for each outstanding Borrowing set forth in Section 1.5 hereof, a portion thereof, as follows: (i) if such Borrowing is of Eurodollar Loans, on the last day of the Interest Period applicable thereto, the Borrower may continue part or all of such Borrowing as Eurodollar Loans or convert part or all of such Borrowing into Base Rate Loans or (ii) if such Borrowing is of Base Rate Loans, on any Business Day, the Borrower may convert all or part of such Borrowing into Eurodollar Loans for an Interest Period or Interest Periods specified by the Borrower. The Borrower shall give all such notices requesting the advance, continuation or conversion of a Borrowing to the Administrative Agent by telephone, telecopy or facsimile, or other telecommunication device acceptable to the Administrative Agent (including via pdf attachment to an email) which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing in a manner acceptable to the Administrative Agent, substantially in the form attached hereto as Exhibit B (Notice of Borrowing) or Exhibit C (Notice of Continuation/Conversion), as applicable, or in such other form acceptable to the Administrative Agent. Notice of the continuation of a Borrowing of Eurodollar Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of Base Rate Loans into Eurodollar Loans must be given by no later than 11:00 a.m. (New York time) at least three (3) Business Days before the date of the requested continuation or conversion. All such notices concerning the advance, continuation or conversion of a Borrowing shall specify the date of the requested advance, continuation or conversion of a Borrowing (which shall be a Business Day), the amount of the requested Borrowing to be advanced, continued or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Eurodollar Loans, the Interest Period applicable thereto. No Borrowing of Eurodollar Loans shall be advanced, continued, or created by conversion if any Default or Event of Default is then continuing. The Borrower agrees that the Administrative Agent may rely on any such telephonic, telecopy or other telecommunication notice given by any person the Administrative Agent in good faith believes is an Authorized Representative without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation such telephonic notice shall govern if the Administrative Agent has acted in reliance thereon.

(b)               Notice to the Lenders. The Administrative Agent shall give prompt telecopy or other telecommunication notice to each Lender of any notice from the Borrower received pursuant to Section 1.6(a) above and, if such notice requests the Lenders to make Eurodollar Loans, the Administrative Agent shall give notice to the Borrower and each Lender by like means of the interest rate applicable thereto promptly after the Administrative Agent has made such determination.

(c)               Borrower’s Failure to Notify. If the Borrower fails to give notice pursuant to Section 1.6(a) above of the continuation or conversion of any outstanding principal amount of a Borrowing of Eurodollar Loans before the last day of its then current Interest Period within the period required by Section 1.6(a) and such Borrowing is not prepaid in accordance with Section 1.8(a), such Borrowing shall automatically be converted into a Borrowing of Base Rate Loans.

(d)               Disbursement of Loans. Not later than 12:00 p.m. (New York time) on the date of any requested advance of a new Borrowing, subject to Section 7 hereof, each Lender shall make available its Loan comprising part of such Borrowing in funds immediately available at the principal office of the Administrative Agent in New York, New York (or at such other location as the Administrative Agent shall designate). The Administrative Agent shall make the proceeds of each new Borrowing available to the Borrower at the Administrative Agent’s principal office in New York, New York (or at such other location as the Administrative Agent shall designate), by depositing or wire transferring such proceeds to the credit of the Borrower’s Designated Disbursement Account or as the Borrower and the Administrative Agent may otherwise agree.

(e)               Administrative Agent Reliance on Lender Funding. Unless the Administrative Agent shall have been notified by a Lender prior to (or, in the case of a Borrowing of Base Rate Loans, by 1:00 p.m. (New York time) on) the date on which such Lender is scheduled to make payment to the Administrative Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Administrative Agent may assume that such Lender has made such payment when due and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, pay to the Administrative Agent the amount made available to the Borrower attributable to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Lender pays such amount to the Administrative Agent at a rate per annum equal to: (i) from the date the related advance was made by the Administrative Agent to the date two (2) Business Days after payment by such Lender is due hereunder, the Federal Funds Effective Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day. If such amount is not received from such Lender by the Administrative Agent immediately upon demand, the Borrower will, promptly on demand, repay to the Administrative Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan under Section 1.11 hereof so that the Borrower will have no liability under such Section with respect to such payment.

Section 1.7             Maturity of Loans. The Term Loan, both for principal and accrued but unpaid interest, shall mature and be due and payable by the Borrower on the Term Credit Maturity Date.

Section 1.8             Prepayments.

(a)               Optional. The Borrower may prepay in whole or in part (but, if in part, then: (i) if such Borrowing is of Base Rate Loans, in an amount not less than $100,000, (ii) if such Borrowing is of Eurodollar Loans, in an amount not less than $500,000, and (iii) in each case, in an amount such that the minimum amount required for a Borrowing pursuant to Section 1.2 and 1.5 hereof remains outstanding) any Borrowing (i) in the case of a Borrowing of Eurodollar Loans, at any time upon three (3) Business Days prior written notice by the Borrower to the Administrative Agent or (ii) in the case of a Borrowing of Base Rate Loans, upon written notice delivered by the Borrower to the Administrative Agent no later than 11:00 a.m. (New York time) on the date of prepayment (or, in any case, such shorter period of time then agreed to by the Administrative Agent), such prepayment to be made by the payment of the principal amount to be prepaid, without premium or penalty, and, in the case of any Eurodollar Loans accrued interest thereon to the date fixed for prepayment plus any amounts due the Lenders under Section 1.11 hereof.

(b)               Mandatory.

(i)                 Unless otherwise consented to in writing by the Required Lenders, the Borrower shall be required to prepay the Loans as set forth in this Section 2.11(b) as follows (each such event, a “Mandatory Prepayment Event”):

(A)             The Borrower shall prepay the outstanding principal amount of the Loans and all other Obligations in full, without premium or penalty, upon the occurrence of a Change of Control; and

(B)              The Borrower shall make a mandatory principal prepayment of the Loans in an amount equal to 100% of the Net Cash Proceeds attributable to any sale, transfer or other disposition of, or the incurrence of any Indebtedness secured by, any Unencumbered Real Estate Asset that is acquired by the Borrower or its Subsidiaries after the Closing Date.

(ii)              The Borrower shall provide to the Administrative Agent written notice at least three (3) Business Days’ prior to the consummation of any Mandatory Prepayment Event which notice shall, in the case of a Mandatory Prepayment Event described in Section 1.8(b)(i)(B), include a calculation in reasonable detail of the Net Cash Proceeds attributable to such event. Unless the Borrower otherwise directs, prepayments of Loans under this Section 1.8(b) shall be applied first to Borrowings of Base Rate Loans until payment in full thereof with any balance applied to Borrowings of Eurodollar Loans in the order in which their Interest Periods expire. Each prepayment of Loans under this Section 1.8(b) shall be made by the payment of the principal amount to be prepaid and, in the case of any Eurodollar Loans accrued interest thereon to the date of prepayment together with any amounts due the Lenders under Section 1.11 hereof.

(c)               Borrowings. No amount of Term Loans paid or prepaid may be reborrowed.

Section 1.9             Default Rate. Notwithstanding anything to the contrary contained herein, while any Event of Default is continuing or after acceleration, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans, commitment fees and other amounts due under the Loan Documents at a rate per annum equal to:

(a)               for any Base Rate Loan bearing interest based on the Base Rate, the sum of 3.0% plus the Applicable Margin plus the Base Rate from time to time in effect;

(b)               for any Eurodollar Loan, the sum of 3.0% plus the rate of interest in effect thereon at the time of such Event of Default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of 3.0% plus the Applicable Margin for Base Rate Loans plus the Base Rate from time to time in effect; and

(c)               for any other amount owing hereunder not covered by clauses (a) through (b) above, the sum of 3.0% plus the Applicable Margin plus the Base Rate from time to time in effect;

provided, however, that in the absence of acceleration of the Obligations as a result of an Event of Default, any adjustments pursuant to this Section shall be made at the election of the Administrative Agent, acting at the request or with the consent of the Required Lenders, with written notice to the Borrower. While any Event of Default exists or after acceleration, interest accruing pursuant to this Section 1.9 shall be paid on demand of the Administrative Agent at the request or with the consent of the Required Lenders.

Section 1.10         Evidence of Indebtedness. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b)               The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(c)               The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded, absent manifest error; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

(d)               Any Lender may request that its Loans be evidenced by a promissory note or notes substantially in the form of Exhibit D (in the case of its Term Loan and referred herein as a “Term Note” or a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender or its registered assigns in the amount of the relevant Term Loan Commitment. Thereafter, the Loans evidenced by such Note or Notes and interest thereon shall at all times (including after any assignment pursuant to Section 12.12) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.12, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in subsections (a) and (b) above.

Section 1.11         Funding Indemnity. If any Lender shall incur any loss or out-of-pocket cost or expense (including, without limitation, any loss or out-of-pocket cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any Eurodollar Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Lender) as a result of:

(a)               any payment, prepayment or conversion of a Eurodollar Loan on a date other than the last day of its Interest Period,

(b)               any failure (because of a failure to meet the conditions of Section 7 or otherwise) by the Borrower to borrow or continue a Eurodollar Loan, or to convert a Base Rate Loan into a Eurodollar Loan, on the date specified in a notice given pursuant to Section 1.6(a) hereof,

(c)               any failure by the Borrower to make any payment of principal on any Eurodollar Loan when due (whether by acceleration or otherwise), or

(d)               any acceleration of the maturity of a Eurodollar Loan as a result of the occurrence of any Event of Default hereunder, then, upon the demand of such Lender, the Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss or out-of-pocket cost or expense. If any Lender makes such a claim for compensation, it shall provide to the Borrower, with a copy to the Administrative Agent, a certificate setting forth the amount of such loss or out-of-pocket cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss or out-of-pocket cost or expense) and the amounts shown on such certificate shall be deemed prima facie correct absent manifest error.

Section 1.12         Commitment Terminations.

(a)               Optional Terminations. The Borrower shall have the right at any time and from time to time, upon five (5) Business Days prior written notice to the Administrative Agent (or such shorter period of time agreed to by the Administrative Agent), to terminate any unused Term Loan Commitments without premium or penalty and in whole or in part, any partial termination to be (i) in an amount not less than $5,000,000 and (ii) allocated ratably among the Lenders in proportion to their respective Term Loan Percentages. The Administrative Agent shall give prompt notice to each Lender of any such termination of the Term Loan Commitments.

(b)               Reinstatement. Any termination of the Term Loan Commitments pursuant to this Section 1.12 may not be reinstated.

Section 1.13         Substitution of Lenders. In the event (a) the Borrower receives a claim from any Lender for compensation under Section 10.3 or 12.1 hereof, (b) the Borrower receives notice from any Lender of any illegality pursuant to Section 10.1 hereof, (c) any Lender is then a Defaulting Lender, or (d) a Lender fails to consent to an amendment or waiver requested under Section 12.13 hereof requiring the consent of a Lender at a time when the Required Lenders have approved such amendment or waiver (any such Lender referred to in clause (a), (b), (c), or (d) above being hereinafter referred to as an “Affected Lender”), the Borrower may, in addition to any other rights the Borrower may have hereunder or under applicable Legal Requirements, require, at its expense, any such Affected Lender to assign, at par, without recourse, all of its interest, rights, and obligations hereunder (including all of its Commitments and the Loans and other amounts at any time owing to it hereunder and the other Loan Documents) to an Eligible Assignee specified by the Borrower, provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other Governmental Authority, (ii) the Borrower shall have paid to the Affected Lender all monies (together with amounts due such Affected Lender under Section 1.11 hereof as if the Loans owing to it were prepaid rather than assigned) other than such principal owing to it hereunder, and (iii) the assignment is entered into in accordance with, and subject to the consents required by, Section 12.12 hereof (provided any assignment fees and reimbursable expenses due thereunder shall be paid by the Borrower).

Section 1.14         Defaulting Lenders.

(a)               Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Legal Requirements:

(i)                 Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 12.13 hereof.

(ii)              Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 9 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.7 hereto shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default is then continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default is then continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 7.1 hereof were satisfied or waived, such payment shall be applied solely to pay the Loans of, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans and funded by the Lenders pro rata in accordance with their Term Loan Percentages. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)            Certain Fees. No Defaulting Lender shall be entitled to receive any commitment fee or facility fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b)               Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with their respective Term Loan Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)               Any and all Defaulting Lenders shall indemnify and reimburse the Borrower and Guarantors for all actual loss and out-of-pocket invoiced costs and expenses, including reasonable attorneys’ fees, incurred by the Borrower and Guarantors as a result of the acts giving rise to such Lender becoming a Defaulting Lender, including, without limitation, such Defaulting Lender’s failure to fund as contemplated herein.

Section 1.15         Extension of Term Credit Maturity Date. The Borrower shall have the right, exercisable two (2) times, by notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders) given at least thirty (30) days and not more than ninety (90) days prior to the then-existing Term Credit Maturity Date (the “Existing Maturity Date”), to request that Lenders extend the Existing Maturity Date by three (3) months. Upon the Borrower’s timely delivery of such notice to the Administrative Agent and payment of the Extension Fee, and provided that both on the notice delivery date and on the then Existing Maturity Date (i) no Default or Event of Default has occurred and is continuing, and (ii) all representations and warranties contained in Section 6 hereof shall be true and correct in all material respects where not already qualified by materiality or Material Adverse Effect, otherwise in all respects (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects where not already qualified by materiality or Material Adverse Effect, otherwise in all respects as of such date), the Term Credit Maturity Date shall be extended to the three month anniversary of the Existing Maturity Date. Should the Term Credit Maturity Date be extended, the terms and conditions of this Agreement will apply during the extension period, and from and after the date of such extension, the defined term “Stated Term Credit Maturity Date” shall mean the last day of the extended term.

Section 2.                 Fees.

Section 2.1             Fees.

(a)               Commitment Fee. During the Availability Period, the Borrower shall pay to the Administrative Agent for the ratable account of the Lenders in accordance with their Term Loan Percentages a commitment fee at a rate per annum equal to 0.20% of the Unused Term Loan Commitments then in effect (computed on the basis of a year of 360 days and the actual number of days elapsed) and determined based on the average daily Unused Term Loan Commitments during such previous quarter. Such commitment fee shall be payable quarterly in arrears on the last day of each March, June, September, and December in each year (commencing on the first such date occurring after the date hereof) and on the last day of the Availability Period. Any such commitment fee for the first quarter following the Closing Date shall be prorated according to the number of days this Agreement was in effect during such quarter.

(b)               Administrative Agent and Other Fees. The Borrower shall pay to the Administrative Agent, for its own use and benefit and for the benefit of the Lenders, as applicable, the fees agreed to between the Administrative Agent and the Borrower in a Fee Letter dated as of December 15, 2021 (the “Fee Letter”), or as otherwise agreed to in writing between the Borrower and the Administrative Agent.

Section 3.                 Place and Application of Payments.

Section 3.1             Place and Application of Payments. All payments of principal of and interest on the Loans, and of all other Obligations payable by the Borrower under this Agreement and the other Loan Documents, shall be made by the Borrower to the Administrative Agent by no later than 12:00 noon (New York time) on the due date thereof at the office of the Administrative Agent in New York, New York (or such other location as the Administrative Agent may designate to the Borrower), for the benefit of the Lender(s) entitled thereto. Any payments received after such time shall be deemed to have been received by the Administrative Agent on the next Business Day. All such payments shall be made in U.S. Dollars, in immediately available funds at the place of payment, in each case without set-off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement. If the Administrative Agent causes amounts to be distributed to the Lenders in reliance upon the assumption that the Borrower will make a scheduled payment and such scheduled payment is not so made, each Lender shall, on demand, repay to the Administrative Agent the amount distributed to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was distributed to such Lender and ending on (but excluding) the date such Lender repays such amount to the Administrative Agent, at a rate per annum equal to: (i) from the date the distribution was made to the date two (2) Business Days after payment by such Lender is due hereunder, the Federal Funds Effective Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day.

Anything contained herein to the contrary notwithstanding (including, without limitation, Section 1.8(b) hereof), all payments and collections received in respect of the Obligations and all payments under or in respect of the Subsidiary Guaranties received, in each instance, by the Administrative Agent or any of the Lenders after acceleration or the final maturity of the Obligations or termination of the Commitments as a result of an Event of Default shall be remitted to the Administrative Agent and distributed as follows:

(a)               first, to the payment of any outstanding costs and expenses incurred by the Administrative Agent in protecting, preserving or enforcing rights under the Loan Documents, and, in any event, including all costs and expenses of a character which the Borrower has agreed to pay the Administrative Agent under Section 12.15 hereof (such funds to be retained by the Administrative Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Administrative Agent);

(b)               second, to the payment of any outstanding interest and fees due under the Loan Documents to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;

(c)               third, to the payment of principal on the Loans and Hedging Liability, the aggregate amount paid to the Lenders and, in the case of Hedging Liability, their Affiliates to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;

(d)               fourth, to the payment of all other unpaid Obligations and all other indebtedness, obligations, and liabilities of the Borrower and the Guarantors evidenced by the Loan Documents (including, without limitation, Bank Product Obligations) to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof; and

(e)               finally, to the Borrower or whoever else may be lawfully entitled thereto.

Section 3.2             Account Debit. The Borrower hereby irrevocably authorizes the Administrative Agent to charge any of the Borrower’s deposit accounts maintained with the Administrative Agent for the amounts from time to time necessary to pay any then due Obligations; provided, that the Borrower acknowledges and agrees that the Administrative Agent shall not be under an obligation to do so and the Administrative Agent shall not incur any liability to the Borrower or any other Person for the Administrative Agent’s failure to do so.

Section 4.                 Subsidiary Guaranties.

Section 4.1             Subsidiary Guaranties. The payment and performance of the Obligations, Hedging Liability, and Bank Product Obligations shall at all times be guaranteed by each wholly-owned Subsidiary of the Borrower that owns an Unencumbered Real Estate Asset pursuant to Section 13 hereof or pursuant to one or more guaranty agreements in form and substance reasonably acceptable to the Administrative Agent, as the same may be amended, modified or supplemented from time to time (individually a “Subsidiary Guaranty” and collectively the “Subsidiary Guaranties”; and each such wholly-owned Subsidiary executing and delivering this Agreement as a Guarantor or any such separate Subsidiary Guaranty being referred to herein as a “Guarantor” and collectively the “Guarantors”).

Section 4.2             Further Assurances. In the event the Borrower desires to include any additional Unencumbered Real Estate Asset in the Total Unencumbered Real Estate Asset Value after the Closing Date, to the extent that such Unencumbered Real Estate Asset is not owned by an existing Guarantor, as a condition to the inclusion of such Unencumbered Real Estate Asset in the Total Unencumbered Real Estate Asset Value, the Borrower shall cause the Subsidiary which owns such Unencumbered Real Estate Asset to execute a Subsidiary Guaranty or an Additional Guarantor Supplement in the form of Exhibit G attached hereto (the “Additional Guarantor Supplement”) as the Administrative Agent may then require, and the Borrower shall also deliver to the Administrative Agent, or cause such Subsidiary to deliver to the Administrative Agent, at the Borrower’s cost and expense, such other instruments, documents, certificates, and opinions reasonably required by the Administrative Agent in connection therewith.

Section 5.                 Definitions; Interpretation.

Section 5.1             Definitions. The following terms when used herein shall have the following meanings:

“Act” is defined in Section 12.25 hereof.

“Additional Guarantor Supplement” is defined in Section 4.2 hereof.

“Adjusted LIBO Rate” means, for any Borrowing of Eurodollar Loans, for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent hereunder, and any successor in such capacity pursuant to Section 11.7 hereof.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Lender” is defined in Section 1.13 hereof.

“Affiliate” means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise; provided that, in any event for purposes of this definition, any Person that owns, directly or indirectly, 5% or more of the securities having the ordinary voting power for the election of directors or governing body of a corporation or 5% or more of the partnership or other ownership interest of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

“Agreement” means this Term Loan Agreement, as the same may be amended, modified, restated or supplemented from time to time pursuant to the terms hereof.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to a Loan Party or any of their Subsidiaries from time to time concerning or relating to bribery or corruption.

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to a Loan Party or its Subsidiaries related to terrorism financing or money laundering, including any applicable provision of the Patriot Act.

“Applicable Margin” means, with respect to Loans and other fees payable under Section 2.1 hereof:

(a)               Until the first Pricing Date after the Closing Date, the rates per annum shown opposite Level II in the schedule below.

(b)               Thereafter, from one Pricing Date to the next and prior to and on an Interest Election Date (if any), the rates per annum determined in accordance with the following schedule:

Level	Leverage Ratio for Such Pricing Date	Applicable Margin for Base Rate Loans Under Term Credit shall be:	Applicable Margin for Eurodollar Loans Under Term Credit Shall be:
I	Less than or equal to 0.35 to 1.00	0.30%	1.30%
II	Less than or equal to 0.40 to 1.00, but greater than 0.35 to 1.00	0.40%	1.40%
III	Less than or equal to 0.45 to 1.00, but greater than 0.40 to 1.00	0.55%	1.55%
IV	Less than or equal to 0.50 to 1.00, but greater than 0.45 to 1.00	0.70%	1.70%
V	Less than or equal to 0.55 to 1.00, but greater than 0.50 to 1.00	0.85%	1.85%
VI	Greater than 0.55 to 1.00	1.00%	2.00%

For purposes hereof, the term “Pricing Date” means, for any Fiscal Quarter of the Borrower ending on or after December 31, 2021, the next Business Day following the date on which the Administrative Agent is in receipt of the Borrower’s most recent Compliance Certificate and financial statements (and, in the case of the year-end financial statements, audit report) (the “Borrower Information”) for the Fiscal Quarter then ended, pursuant to Section 8.5 hereof. The Applicable Margin shall be established based on the Leverage Ratio for the most recently completed Fiscal Quarter and the Applicable Margin established on a Pricing Date shall remain in effect until the next Pricing Date. If the Borrower has not delivered the Borrower Information by the date the same is required to be delivered under Section 8.5 hereof, then until such Borrower Information is delivered, the Applicable Margin shall be the highest Applicable Margin (i.e., Level VI shall apply). If the Borrower subsequently delivers such Borrower Information before the next Pricing Date, the Applicable Margin established by such late delivered Borrower Information shall take effect from the date of delivery until the next Pricing Date. In all other circumstances, the Applicable Margin established by such Borrower Information shall be in effect from the Pricing Date that occurs immediately after the end of the Fiscal Quarter covered by such Borrower Information until the next Pricing Date. Each determination of the Applicable Margin made by the Administrative Agent in accordance with the foregoing shall be conclusive and binding on the Borrower and the Lenders if reasonably determined. The parties understand that the Applicable Margin set forth herein shall be determined and may be adjusted from time to time based upon the Borrower Information. If it is subsequently determined that any such Borrower Information was incorrect (for whatever reason, including, without limitation, because of a subsequent restatement of earnings by the Borrower) at the time it was delivered to the Administrative Agent and the Lenders, and if the applicable interest rate or fees calculated for any period were lower than they should have been had the correct information been timely provided, then such Applicable Margin for such period shall be automatically recalculated using the correct Borrower Information. The Administrative Agent shall promptly notify the Borrower in writing of any additional interest and fees due because of such recalculation, and the Borrower shall pay within ten (10) Business Days of receipt of such written notice such additional interest or fees due to the Administrative Agent, for the account of each Lender holding Commitments and Loans at the time the additional interest and fee payment is received. Any recalculation of the Applicable Margin required by this provision shall survive the termination of this Agreement, and this provision shall not in any way limit any of the Administrative Agent’s or any Lender’s other rights under this Agreement.

“Approved Electronic Platform” has the meaning assigned to it in Section 12.8(d).

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means any “Lead Arranger” listed on the cover page to this Agreement.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.12 hereof), and accepted by the Administrative Agent, in substantially the form of Exhibit F or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

“Authorized Representative” means those persons shown on the list of officers provided by the Borrower pursuant to Section 7.2 hereof or on any update of any such list provided by the Borrower to the Administrative Agent, or any further or different officers of the Borrower so named by any Authorized Representative of the Borrower in a written notice to the Administrative Agent.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 10.6.

“Availability Period” means the period from and including the Closing Date to but excluding the Termination Date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Product Obligations” of the Borrower and the Guarantors means any and all of their obligations, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Bank Products.

“Bank Products” means treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services) provided to the Borrower or any Guarantor by any Lender or any of its Affiliates.

“Bankruptcy Event” means, with respect to any Person, any event of the type described in clause (j) or (k) of Section 9.1 hereof with respect to such Person.

“Base Rate” means, for any day, the rate per annum equal to the greatest of: (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 10.6 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 10.6(a)), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Base Rate as determined pursuant to the foregoing would be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement.

“Base Rate Loan” means a Loan bearing interest at a rate specified in Section 1.4(a) hereof.

“Benchmark” means, initially, LIBO Rate; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to LIBO Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause(a) or clause (b) of Section 10.6.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).

If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;

(3) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 10.6(b); or

(4) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 10.6 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 10.6.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, in form and substance satisfactory to the Administrative Agent.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BMO Credit Agreement” means the Amended and Restated Credit Agreement dated as of November 15, 2019 among the Borrower, the subsidiary guarantors party thereto, the lenders party thereto, and Bank of Montreal, as administrative agent.

“Borrower” is defined in the introductory paragraph of this Agreement.

“Borrowing” means the total of Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by the Lenders on a single date and, in the case of Eurodollar Loans, for a single Interest Period. Borrowings of Loans are made and maintained ratably from each of the Lenders under a Credit according to their Percentages of such Credit. A Borrowing is “advanced” on the day Lenders advance funds comprising such Borrowing to the Borrower, is “continued” on the date a new Interest Period for the same type of Loans commences for such Borrowing, and is “converted” when such Borrowing is changed from one type of Loans to the other, all as determined pursuant to Section 1.6 hereof.

“Business Day” means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in New York, New York and, if the applicable Business Day relates to the advance or continuation of, or conversion into, or payment of a Eurodollar Loan, on which banks are dealing in U.S. Dollar deposits in the interbank eurodollar market in London, England.

“Capital Lease” means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.

“Capitalization Rate” means 6.25% for all Real Properties.

“Capitalized Lease Obligation” means, for any Person, the amount of the liability shown on the balance sheet of such Person in respect of a Capital Lease determined in accordance with GAAP.

“Cash Equivalents” means, as to any Person, (a) securities issued, or directly, unconditionally and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such Person; (b) time deposits and certificates of deposit of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the Laws of the United States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $500,000,000 and a rating of “A-2” (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) with maturities of not more than one year from the date of acquisition by such Person; (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above, which repurchase obligations are secured by a valid perfected security interest in the underlying securities; (d) commercial paper issued by any Person incorporated in the United States rated at least “A-2” or the equivalent thereof by S&P or at least “P-2” or the equivalent thereof by Moody’s and in each case maturing not more than one year after the date of acquisition by such Person; (e) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (d) above; and (f) demand deposit accounts maintained in the ordinary course of business.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§9601 et seq., and any future amendments.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary,(x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” (a) Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of the voting interests of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b)               during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

“Commitment” means the Term Loan Commitments.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” is defined in Section 8.5 hereof.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profit Taxes.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit” means the Term Credit.

“Credit Availability” means, as of any date of determination, the additional principal amount of the Loans that may be incurred by the Borrower that would permit compliance with the financial covenants set forth in Section 8.20 on a pro-forma basis.

“Credit Event” means the advancing of any Loan.

“Credit Party” means the Administrative Agent or any other Lender.

“Credit Rating” means the rating assigned by a Rating Agency to the Borrower for the senior unsecured long term indebtedness of the Borrower.

“Customary Recourse Exceptions” means, with respect to any Indebtedness, personal recourse that is limited to fraud, misrepresentation, misapplication of cash, waste, Environmental Claims and liabilities, prohibited transfers, violations of single purpose entity covenants and/or similar non-recourse carveouts.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debt Service Coverage Ratio” means, as of any date of determination, (a) the consolidated NOI from all Real Estate Assets divided by (b) the sum of all principal and/or interest payments due from the Borrower (whether paid or unpaid, but excluding all balloon principal payments) on all Indebtedness during the most recent Fiscal Quarter, annualized.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

“Defaulting Lender” means, subject to Section 1.14(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 1.14(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Designated Disbursement Account” means the account of the Borrower maintained with the Administrative Agent or its Affiliate and designated in writing to the Administrative Agent as the Borrower’s Designated Disbursement Account (or such other account as the Borrower and the Administrative Agent may otherwise agree).

“Designated Jurisdiction” means, at any time, any country, region or territory which is itself the subject or target of any Sanctions.

“Early Opt-in Election” means, if the then-current Benchmark is LIBO Rate, the occurrence of:

(1)	a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2)	the joint election by the Administrative Agent and the Borrower to trigger a fallback from LIBO Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to the Lenders.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld, conditioned or delayed); provided, that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower, any Subsidiary or any other Affiliate of the Borrower or any Subsidiary.

“Environmental Claim” means any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding or claim (whether administrative, judicial or private in nature) arising (a) pursuant to, or in connection with an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any abatement, removal, remedial, corrective or response action in connection with a Hazardous Material, Environmental Law or order of a Governmental Authority or (d) from any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Law” means any current or future Legal Requirement pertaining to (a) the protection of health, safety and the indoor or outdoor environment, (b) the conservation, management or use of natural resources and wildlife, (c) the protection or use of surface water or groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any Release to air, land, surface water or groundwater), and any amendment, rule, regulation, order or directive issued thereunder.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Loan” means a Loan bearing interest at the rate specified in Section 1.4(b) hereof.

“Event of Default” means any event or condition identified as such in Section 9.1 hereof.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 1.13 hereof) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 12.1 amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 12.1(g), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Extension Fee” means an extension fee payable by the Borrower to the Administrative Agent for the ratable benefit of the Lenders as a condition to the extension of the Term Credit Maturity Date pursuant to Section 1.15 hereto in an amount equal to 0.15% of the sum of the outstanding principal amount of the Term Loans plus the amount of the unused Term Loan Commitments then in effect.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b) of the Code.

“FCA” is defined in Section 5.4 hereof.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Fee Letter” is defined in Section 2.1(d) hereof.

“Fiscal Quarter” means each of the three-month periods ending on March 31, June 30, September 30 and December 31 of each Fiscal Year.

“Fiscal Year” means each twelve-month period ending on September 30.

“Fitch” means Fitch Ratings, or any successor thereto.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to LIBO Rate.

“Foreign Lender” means a Lender that is not any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Ground Lease” means a ground lease of Real Property.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor” and “Guarantors” are defined in Section 4.1 hereof.

“Hazardous Material” means any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant or material which is hazardous or toxic, and includes, without limitation, (a) asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (b) any material classified or regulated as “hazardous” or “toxic” or words of like import pursuant to an Environmental Law.

“Hazardous Material Activity” means any activity, event or occurrence involving a Hazardous Material, including, without limitation, the manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation, handling of or corrective or response action to any Hazardous Material.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or its Subsidiaries shall be a Hedging Agreement.

“Hedging Liability” means the liability of the Borrower or any Guarantor to any of the Lenders, or any Affiliates of such Lenders in respect of any Hedging Agreement as the Borrower or such Guarantor, as the case may be, may from time to time enter into with any one or more of the Lenders party to this Agreement or their Affiliates, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor).

“Impacted Interest Period” has the meaning assigned to it in the definition of “LIBO Rate.”

“Indebtedness” means obligations, contingent and otherwise (without double-counting), of the following types: (a) the Obligations; (b) all debt and similar monetary obligations for borrowed money, whether direct or indirect; (c) all liabilities secured by any mortgage, pledge, negative pledge, security interest, lien, negative lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (d) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness or obligations of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit and bankers’ acceptances; (e) all obligations under Capitalized Leases; (f) all obligations under so-called forward equity purchase contracts to the extent such obligations are not payable solely in equity interests; (g) all uncollateralized obligations in respect of Hedging Agreements, financial derivatives contracts, and foreign exchange contracts; (h) all obligations in respect of any so-called synthetic leases (i.e., a lease of property which is treated as an operating lease under GAAP and as a loan for U.S. income tax purposes); and (i) such obligor’s pro-rata share of liabilities, contingent or otherwise of the type set forth in (a) through (h) above, under any joint venture, limited liability company or partnership agreement.

“Indemnified Taxes” means (a) all Taxes other than Excluded Taxes and (b) to the extent not otherwise described in (a), Other Taxes.

“Ineligible Institution” is defined in Section 12.12.

“Interest Expense” means, with respect to a Person for any period of time, the interest expense whether paid, accrued or capitalized (without deduction of consolidated interest income) of such Person for such period. Interest Expense shall exclude any amortization of (i) deferred financing fees, including the write-off of such fees relating to the early retirement of the related Indebtedness, and (ii) debt premiums and discounts.

“Interest Payment Date” means (a) with respect to any Eurodollar Loan, the last day of each Interest Period with respect to such Eurodollar Loan and, if the applicable Interest Period is longer than three (3) months, each day occurring every three (3) months after the commencement of such Interest Period, (b) with respect to any Base Rate Loan, the last day of every calendar quarter, and (c) with respect to any Eurodollar Loan and/or any Base Rate Loan, the Term Credit Maturity Date.

“Interest Period” means the period commencing on the date a Borrowing of Eurodollar Loans is advanced, continued, or created by conversion and ending in the case of Eurodollar Loans, 1 or 3 months thereafter, provided, however, that:

(i)                 no Interest Period shall extend beyond the Term Credit Maturity Date;

(ii)              whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period for a Borrowing of Eurodollar Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and

(iii)            for purposes of determining an Interest Period for a Borrowing of Eurodollar Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

“Interest Rate Election Date” is defined in Section 1.4(d) hereof.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate (for the longest period for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.

“Investment Grade Credit Rating” means, with respect to the Borrower, a Credit Rating of at least BBB- by S&P, Baa3 by Moody’s or BBB- by Fitch, and such rating shall not be accompanied by (a) in the case of S&P, a negative outlook, creditwatch negative or the equivalent thereof, (b) in the case of Moody’s, a negative outlook, a review for possible downgrade or the equivalent thereof or (c) in the case of Fitch, a negative watch or the equivalent thereof.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Lease” means each existing or future lease, sublease (to the extent of any property owner’s rights thereunder), license, or other similar agreement under the terms of which any Person has or acquires any right to occupy or use any Real Property or any part thereof, or interest therein, as the same may be amended, supplemented or modified.

“Legal Requirement” means any treaty, convention, statute, law, regulation, ordinance, license, permit, governmental approval, injunction, judgment, order, consent decree or other requirement of any Governmental Authority, whether federal, state, or local.

“Lenders” means and includes JPMorgan Chase Bank, N.A. and the other financial institutions from time to time party to this Agreement, including each assignee Lender pursuant to Section 12.12 hereof.

“Lending Office” is defined in Section 10.4 hereof.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lender-Related Person” means the Administrative Agent, any Arranger and any Lender, and any Related Party of any of the foregoing Persons.

“Leverage Ratio” means, as of any date of determination, the ratio of (i) Total Indebtedness as of such date to (ii) Total Asset Value as of such date.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“LIBO Rate” means, with respect to any Borrowing of Eurodollar Loans for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate for such Impacted Interest Period shall be the Interpolated Rate.

“LIBO Screen Rate” means, for any day and time, with respect to any Borrowing of Eurodollar Loans for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“LIBOR” is defined in Section 5.4 hereof.

“Lien” means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

“Loan” means any Term Loan, whether outstanding as a Base Rate Loan or Eurodollar Loan, each of which is a “type” of Loan hereunder.

“Loan Documents” means this Agreement, the Notes (if any), the Applications, the Subsidiary Guaranties, if any, the Fee Letter and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.

“Loan Party” means the Borrower and each of the Guarantors.

“Mandatory Prepayment Event” is defined in Section 1.8(b) hereof.

“Material Adverse Effect” means (a) a material adverse change in, or material adverse effect upon, the operations, performance, business, Property or condition (financial or otherwise), results of operations or prospects of the Borrower and its Subsidiaries taken as a whole, (b) a material impairment of the ability of the Borrower or any Guarantor, taken as a whole, to perform its obligations under any Loan Document or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or any Guarantor of any Loan Document or the rights and remedies of the Administrative Agent and the Lenders thereunder.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereof.

“Mortgage Receivable” means a promissory note secured by a mortgage, deed of trust, deed to secure debt or similar security interest made by a Person owning an interest in real estate granting a Lien on such interest in real estate as security for the payment of Indebtedness of which Borrower, a Guarantor or other Subsidiary is the holder and retains the rights of collection of all payments thereunder

“NOI” means, as of any date of determination, with respect to any wholly owned property of the Borrower, each Guarantor and the Subsidiaries, each of the following as of the Fiscal Quarter ending on or immediately preceding such date, annualized: all rental and other income (as determined by GAAP) attributable to such property accruing for such period (adjusted to eliminate (a) the straight lining of rents, (b) income from tenants in bankruptcy whose leases have not been affirmed by the bankruptcy court, and (c) income from tenants operating under default leases after expiration of any applicable notice and cure periods with respect to the default in question) minus the amount of all expenses (as determined in accordance with GAAP) incurred in connection with and directly attributable to the ownership and operation of such property for such period, including, without limitation, actual management fees and amounts accrued for the payment of real estate taxes and insurance premiums, but excluding any general and administrative expenses related to the operation of the Borrower, any Guarantor or any Subsidiary, any interest expense or other debt service charges and any non-cash charges such as depreciation or amortization of financing costs.

“Non Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” and “Notes” are defined in Section 1.10 hereof.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means all obligations of the Borrower to pay principal and interest on the Loans, all fees and charges payable hereunder, and all other payment obligations of the Borrower or any Guarantor arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

“OFAC” means the United States Department of Treasury Office of Foreign Assets Control.

“OFAC Event” means the event specified in Section 8.13(c) hereof.

“OFAC Sanctions Programs” means all laws, regulations, and Executive Orders administered by OFAC, including without limitation, the Bank Secrecy Act, anti-money laundering laws (including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56 (a/k/a the USA Patriot Act)), and all economic and trade sanction programs administered by OFAC, any and all similar United States federal laws, regulations or Executive Orders, and any similar laws, regulations or orders adopted by any State within the United States.

“OFAC SDN List” means the list of the Specially Designated Nationals and Blocked Persons maintained by OFAC.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 1.13 hereof).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Participant” has the meaning assigned to such term in Section 12.11.

“Participant Register” has the meaning assigned to such term in Section 12.11.

“Patriot Act” is defined in Section 7.2(p) hereof.

“PBGC” means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

“Percentage” means, for any Lender, its Term Loan Percentage.

“Permitted Acquisition” means the acquisition by the Borrower, any Guarantor or any Subsidiary of Real Estate Assets which, in the aggregate, are primarily leased or intended to be leased primarily for industrial, manufacturing or distribution purposes (including “flex” and warehouse uses) or other similar commercial purposes of a type consistent with the Borrower’s business strategy, whether such acquisition is accomplished by a direct purchase of such Real Estate Assets or by a merger or acquisition of stock or other ownership interests or debt securities such that the owner of such Real Estate Assets becomes a Subsidiary.

“Permitted Liens” The following Liens, security interests and other encumbrances:

(a)               Liens in favor of Administrative Agent and Liens in favor of the administrative agent under the BMO Credit Agreement;

(b)               Liens to secure taxes, assessments and other governmental charges which are not delinquent or which are being contested in good faith and for which a reserve shall have been established in accordance with GAAP;

(c)               Liens that do not create a violation of Section 8.20 hereof;

(d)               deposits or pledges made in connection with, or to secure payment of, workmen’s compensation, unemployment insurance, old age pensions or other social security obligations, and deposits with utility companies and other similar deposits made in the ordinary course of business;

(e)               Liens approved in writing by the Administrative Agent prior to their creation based upon a written request of the Borrower or any Guarantor;

(f)                encumbrances consisting of easements, rights of way, restrictions on the use of real property, minor defects and irregularities in the title thereto, and similar or minor Liens or encumbrances, none of which in the reasonable opinion of the Administrative Agent interferes materially and adversely with the ordinary conduct of the business of the Borrower, and which matters neither (x) individually or in the aggregate could have a Material Adverse Effect nor (xx) individually or in the aggregate could have a Material Adverse Effect on the value of an Unencumbered Real Estate Asset;

(g)               Liens that do not create a violation of any term or provision of this Agreement or any document, instrument or agreement related to the Indebtedness of any Real Estate Asset; or

(h)               Leases entered into in the ordinary course of business.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

“Plan” means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (a) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (b) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.

“Property” or “Properties” means, as to any Person, all types of real (including the Real Property), personal, tangible, intangible or mixed property, including leasehold estates created by Ground Leases, owned by such Person whether or not included in the most recent balance sheet of such Person and its subsidiaries under GAAP, including, as to any Subsidiary, any Real Property owned by it.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Rating Agency” means S&P, Fitch or Moody’s, as applicable.

“RCRA” means the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§6901 et seq., and any future amendments.

“Real Estate Assets” means those fixed and tangible properties consisting of land, buildings and/or other improvements owned by the Borrower, any Guarantor or any Subsidiary at the relevant time of reference thereto, but excluding all leasehold interests other than leaseholds under Ground Leases which either have an unexpired term of at least twenty-five (25) years or contain a purchase option for nominal consideration.

“Real Property” or “Real Properties” means the real property owned by the Borrower or any of its Subsidiaries.

“Recipient” means (a) the Administrative Agent or (b) any Lender, as applicable.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is LIBO Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not LIBO Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning assigned to such term in Section 12.12.

“REIT” means a “real estate investment trust” in accordance with Section 856 of the Code.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migration, dumping, or disposing into the indoor or outdoor environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks or other receptacles containing or previously containing any Hazardous Material.

“Relevant Governmental Body” means the Federal Reserve Board or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB, or any successor thereto.

“Required Lenders” means, as of the date of determination thereof, Lenders whose outstanding Loans and Unused Term Loan Commitments constitute more than 50% of the sum of the total outstanding Loans, and Unused Term Loan Commitments of the Lenders; provided, however, that, in no event shall Required Lenders include fewer than two (2) unaffiliated Lenders at any time when there are two (2) or more unaffiliated Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to Borrower, the chief executive officer, president, chief financial officer, chief accounting officer, treasurer, assistant treasurer, controller, general counsel or chief legal officer or the chief operating officer of such Person.

“Restricted Payments” means dividends on or other distributions in respect of any class or series of Stock, Stock Equivalents or other equity interests of the Borrower or its Subsidiaries or the direct or indirect purchase, redemption, acquisition, or retirement of any of the Borrower’s or a Subsidiaries’ Stock, Stock Equivalents or other equity interest.

“Reuters” means, as applicable, Thomson Reuters Corp., Refinitiv, or any successor thereto.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including the OFAC SDN List), the United States Department of State, the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, or any other relevant sanctions authority, (b) any Person located, organized or resident in a Designated Jurisdiction, (c) any Person owned or controlled by any such Person or Persons described in clauses (a) or (b) above, or (d) any Person otherwise the subject of Sanctions.

“Sanctions” means all economic or financial sanctions, sectoral sanctions, secondary sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the United States government (including those administered by OFAC or the United States Department of State) or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, or any other relevant sanctions authority with jurisdiction over any Loan Party or any of their respective Subsidiaries or Affiliates.

“S&P” means Standard & Poor’s Ratings Services Group, a Standard & Poor’s Financial Services LLC business and any successor thereto.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Stated Term Credit Maturity Date” means June 15, 2022.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentage shall include those imposed pursuant to Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Stock” means shares of capital stock, beneficial or partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or non-voting, and includes, without limitation, common stock, but excluding any preferred stock or other preferred equity securities.

“Stock Equivalents” means all securities (other than Stock) convertible into or exchangeable for Stock at the option of the holder, and all warrants, options or other rights to purchase or subscribe for any stock, whether or not presently convertible, exchangeable or exercisable.

“Subsidiary” means, as to any particular parent corporation or organization, any other corporation or organization more than 50% of the outstanding Voting Stock of which is at the time directly or indirectly owned by such parent corporation or organization or by any one or more other entities which are themselves subsidiaries of such parent corporation or organization. Unless otherwise expressly noted herein, the term “Subsidiary” means a Subsidiary of the Borrower or of any of its direct or indirect Subsidiaries.

“Subsidiary Guaranty” and “Subsidiary Guaranties” are defined in Section 4.1 hereof.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Tangible Net Worth” means, of any date of determination, the consolidated stockholders’ equity of the Borrower, plus accumulated depreciation and amortization, minus (to the extent included when determining stockholders’ equity): (a) the amount of any write-up in the book value of any assets (other than marketable securities) reflected in any balance sheet resulting from revaluation thereof or any write up in excess of the cost of such assets acquired, and (b) the aggregate of all amounts appearing on the assets side of any such balance sheet for franchises, licenses, permits, patents, patent applications, copyrights, trademarks, service marks, trade names, goodwill, treasury stock, experimental or organizational expenses and other like assets which would be classified as intangible assets under GAAP, all determined on a consolidated basis.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including back up withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tenant” means any Person leasing, subleasing or otherwise occupying any portion of a Real Property under a Lease.

“Term Credit” mean the credit facility for the Term Loans described in Section 1.2 hereof.

“Term Credit Maturity Date” means the Stated Term Credit Maturity Date, as such date may be extended pursuant to Section 1.15 hereof.

“Term Loan” is defined in Section 1.2 and, as so defined, includes a Base Rate Loan or a Eurodollar Loan, each of which is a “type” of Term Loan hereunder.

“Term Loan Commitment” means, as to any Lender, the obligation of such Lender to make its Term Loans on the Closing Date in the principal amount hereunder not to exceed the amount set forth opposite such Lender’s name on Schedule 1 attached hereto and made a part hereof. The Borrower and the Lenders acknowledge and agree that the Term Loan Commitments of the Lenders aggregate to $175,000,000 on the Closing Date.

“Term Loan Note” is defined in Section 1.10 hereof.

“Term Loan Percentage” means, for each Lender, the percentage of the Term Loan Commitments represented by such Lender’s Term Loan Commitments or, if the Term Loan Commitments have been terminated or have expired, the percentage held by such Lender of the aggregate principal amount of all Term Loans then outstanding.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 10.6 that is not Term SOFR.

“Termination Date” means the earliest of (i) the original Stated Term Credit Maturity Date, (ii) the date on which all of the Term Loan Commitments have been advanced hereunder, and (iii) the date on which the Term Loan Commitments are terminated in whole pursuant to Section 1.12, 9.2 or 9.3 hereof.

“Total Asset Value” means, as of any date of determination, the sum of (a) Total Real Estate Asset Value, (b) Borrower’s consolidated cash and Cash Equivalents, and (c) Borrower’s consolidated marketable securities available for sale.

“Total Indebtedness” means, as of any date of determination , the sum of (a) Borrower’s consolidated Indebtedness including all recourse and non-recourse mortgage debt, letters of credit, net obligations under uncovered Hedging Agreements, contingent obligations to the extent the obligations are binding, unsecured debt, Capitalized Lease Obligations (including Ground Leases), guarantees of Indebtedness (excluding traditional carve-outs relating to non-recourse debt obligations), subordinated debt, all consolidated secured debt of the Borrower, (b) the aggregate outstanding principal amount of Loans, and (c) amounts outstanding under any margin line facilities of the Borrower.

“Total Real Estate Asset Value” means, as of any date of determination, the value derived by taking the aggregate consolidated NOI from the Real Estate Assets and capitalizing it by using the Capitalization Rate.

“Total Secured Recourse Indebtedness” means, as of any date of determination, the amount of Total Indebtedness (including the face amount of all outstanding letters of credit) which is recourse to, or has a deficiency guaranty provided by, the Borrower (directly or by a guaranty thereof, but without duplication) and is secured by a Lien, but excluding Customary Recourse Exceptions. For the avoidance of doubt, if any such Indebtedness is partially guaranteed by the Borrower, then solely the portion of such Indebtedness that is so guaranteed shall constitute Total Secured Recourse Indebtedness for purposes of this definition.

“Total Unencumbered Asset Value” means, as of any date of determination, the sum of (a) Total Unencumbered Real Estate Asset Value, (b) Borrower’s consolidated cash and Cash Equivalents that are not subject to any Lien, and (c) Borrower’s consolidated marketable securities available for sale that are not subject to any Lien; provided that (a) no more than 20% of the Total Unencumbered Asset Value may be comprised of any one Unencumbered Real Estate Asset and (b) with the exception of the Borrower’s Tenant, FedEx Corporation and/or its subsidiaries, no other single Tenant’s NOI shall exceed more than 20% of the consolidated NOI used to determine the Total Unencumbered Asset Value.

“Total Unencumbered Real Estate Asset Value” means, as of any date of determination, the value derived by taking the aggregate consolidated NOI from the Unencumbered Real Estate Assets and capitalizing it by using the Capitalization Rate.

“Total Unsecured Indebtedness” means, as of any date of determination, the amount of Total Indebtedness (including the face amount of all outstanding letters of credit) which is not secured by any Lien.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Unencumbered Real Estate Asset” means, as of any date of determination, any Real Estate Asset that (a) is not subject to a Lien and is owned by a Borrower or Subsidiary whose equity interest is not subject to any Lien, (b) is owned by the Borrower or a Guarantor and is fully developed and operational principally as an industrial, manufacturing, or distribution building, (c) is free of major structural defects and architectural deficiencies, title defects, environmental conditions or other adverse matters, except for defects, deficiencies, conditions or other matters individually or collectively which are not material to the profitable operation of such property, and (d) is located in the contiguous United States, including the District of Columbia.

“Unfunded Vested Liabilities” means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

“Unsecured Leverage Ratio” means, as at any date of determination, the ratio of (i) Total Unsecured Indebtedness as of such date to (ii) Total Unencumbered Asset Value as of such date.

“Unused Term Loan Commitments” means, at any time, the unused amount of the Term Loan Commitments then in effect.

“U.S. Dollars” and “$” each means the lawful currency of the United States of America.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Voting Stock” of any Person means capital stock or other equity interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.

“Welfare Plan” means a “welfare plan” as defined in Section 3(1) of ERISA that provides post-retirement benefits other than continuation coverage described in article 6 of Title I of ERISA.

“Withholding Agent” means the Borrower and the Administrative Agent.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 5.2             Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references to time of day herein are references to New York, New York, time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.

Section 5.3             Change in Accounting Principles. If, after the date of this Agreement, there shall occur any change in GAAP from those used in the preparation of the financial statements referred to in Section 6.5 hereof and such change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, either the Borrower or the Required Lenders may, by written notice to the Lenders and the Borrower, respectively, require that the Lenders and the Borrower negotiate in good faith to amend such covenants, standards, and terms so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of the Borrower and its Subsidiaries shall be the same as if such change had not been made. No delay by the Borrower or the Required Lenders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles. Until any such covenant, standard, or term is amended in accordance with this Section 5.3, financial covenants shall be computed and determined in accordance with GAAP in effect prior to such change in accounting principles. Without limiting the generality of the foregoing, the Borrower shall neither be deemed to be in compliance with any financial covenant hereunder nor out of compliance with any financial covenant hereunder if such state of compliance or noncompliance, as the case may be, would not exist but for the occurrence of a change in accounting principles after the Closing Date. Notwithstanding anything to the contrary contained herein or in the definition of “Capital Lease” or “Capitalized Lease Obligation”, in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that such leases were in existence on the date hereof) that would constitute Capital Leases in conformity with GAAP on the date hereof shall be considered Capital Leases, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.

Section 5.4             Interest Rates; LIBOR Notification. The interest rate on Eurodollar Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate (“LIBOR”). LIBOR is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the U.K. Financial Conduct Authority (“FCA”) publicly announced that: (a) immediately after December 31, 2021, publication of all seven euro LIBOR settings, all seven Swiss Franc LIBOR settings, the spot next, 1-week, 2-month and 12-month Japanese Yen LIBOR settings, the overnight, 1-week, 2-month and 12-month British Pound Sterling LIBOR settings, and the 1-week and 2-month U.S. Dollar LIBOR settings will permanently cease; immediately after June 30, 2023, publication of the overnight and 12-month U.S. Dollar LIBOR settings will permanently cease; immediately after December 31, 2021, the 1-month, 3-month and 6-month Japanese Yen LIBOR settings and the 1-month, 3-month and 6-month British Pound Sterling LIBOR settings will cease to be provided or, subject to consultation by the FCA, be provided on a changed methodology (or “synthetic”) basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored; and immediately after June 30, 2023, the 1-month, 3-month and 6-month U.S. Dollar LIBOR settings will cease to be provided or, subject to the FCA’s consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored. There is no assurance that dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further action that could impact the availability, composition, or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published. Each party to this agreement should consult its own advisors to stay informed of any such developments. Public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of LIBOR. Upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, Section 10.6(a) and (b) provide the mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrower, pursuant to Section 10.6(d), of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to LIBOR or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 10.6(a) or (b), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 10.6(c)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

Section 5.5             Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division (whether under Delaware law or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

Section 6.                 Representations and Warranties.

The Borrower and each Guarantor represents and warrants to the Administrative Agent and the Lenders as follows:

Section 6.1             Organization and Qualification. The Borrower is duly organized, validly existing, and in good standing as a corporation under the laws of the State of Maryland. The Borrower has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except to the extent that the failure to do so would not have a Material Adverse Effect.

Section 6.2             Subsidiaries. Each Subsidiary is (a) duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is organized and (b) has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except in each case referred to in clause (b) to the extent that the failure to do so would not have a Material Adverse Effect. Schedule 6.2 hereto is a correct and complete copy of the organizational chart of the Borrower and its Subsidiaries as of the Closing Date (including with respect to future periods as to which this representation is required to be remade, as updated from time to time as provided in Section 8.5(l)) and identifies the jurisdiction of organization of the Borrower and each Subsidiary. All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and, with respect to Subsidiaries that are corporations, fully paid and nonassessable, and all such shares and other equity interests indicated on Schedule 6.2 as owned by the Borrower or a Subsidiary are owned, beneficially and of record, by the Borrower or such Subsidiary free and clear of all Liens (other than Permitted Liens). There are no outstanding commitments or other obligations of the Borrower or any Subsidiary of the Borrower to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of the Borrower or any Subsidiary of the Borrower.

Section 6.3             Authority and Validity of Obligations. The Borrower has full right and authority to enter into this Agreement and the other Loan Documents executed by it, to make the borrowings herein provided for, and to perform all of its obligations hereunder and under the other Loan Documents executed by it. Each Guarantor has full right and authority to enter into the Loan Documents executed by it, to guarantee the Obligations, Hedging Liability, and Bank Product Obligations, and to perform all of its obligations under the Loan Documents executed by it. The Loan Documents delivered by the Borrower and each Guarantor have been duly authorized, executed, and delivered by such Persons and constitute valid and binding obligations of the Borrower and each Guarantor enforceable against them in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by the Borrower or any Guarantor of any of the matters and things herein or therein provided for, (a) contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon the Borrower or any Guarantor or any provision of the organizational documents (e.g., charter, certificate or articles of incorporation and bylaws, certificate or articles of association and operating agreement, partnership agreement, or other similar organizational documents) of the Borrower or any Guarantor, (b) contravene or constitute a default under any covenant, indenture or agreement of or affecting the Borrower or any Guarantor or any of their Property, in each case where such contravention or default, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, or (c) result in the creation or imposition of any Lien on any Property of the Borrower or any Guarantor (other than in favor of the Administrative Agent for its benefit and/or the benefit of the Lenders).

Section 6.4             Use of Proceeds; Margin Stock. The Borrower shall use the proceeds of the Term Loans to refinance existing indebtedness, to fund acquisitions, to finance capital expenditures and working capital, for general corporate purposes and to fund certain fees and expenses due to the Administrative Agent and/or Lenders as contemplated herein. Neither the Borrower nor any Guarantor is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan or any other extension of credit made hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock. Margin stock (as hereinabove defined) constitutes less than 25% of the assets of the Borrower and the Guarantors.

Section 6.5             Financial Reports. The consolidated balance sheet of the Borrower and its Subsidiaries as of September 30, 2021, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the Fiscal Year then ended, and accompanying notes thereto, which financial statements are accompanied by the unqualified audit report of independent public accountants heretofore furnished to the Administrative Agent and the Lenders, fairly present, in all material respects, the consolidated financial condition of the Borrower and its Subsidiaries as at said date and the consolidated results of their operations and cash flows for the period then ended in conformity with GAAP applied on a consistent basis. None of the Borrower or any Subsidiary has contingent liabilities which are material to it other than as indicated on such financial statements (or with respect to future periods, on the financial statements furnished pursuant to Section 8.5 hereof).

Section 6.6             No Material Adverse Change. Since September 30, 2021, there has been no change in the business, financial condition, operations, performance or properties of the Borrower or any Subsidiary, which would reasonably be expected to have a Material Adverse Effect.

Section 6.7             Full Disclosure. The statements and information furnished to the Administrative Agent and the Lenders in connection with the negotiation of this Agreement and the other Loan Documents and the commitments by the Lenders to provide all or part of the financing contemplated hereby do not contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained herein or therein, not misleading, the Administrative Agent and the Lenders acknowledging that as to any projections furnished to the Administrative Agent and the Lenders, the Borrower only represents that the same were prepared on the basis of information and estimates the Borrower believed to be reasonable. As of the Closing Date, the information included in the Beneficial Ownership Certification, as updated in accordance with Section 8.5(k), is true and correct in all respects.

Section 6.8             Trademarks, Franchises, and Licenses. The Borrower and its Subsidiaries own, possess, or have the right to use all patents, licenses, franchises, trademarks, trade names, trade styles, copyrights, trade secrets, know how, and confidential commercial and proprietary information to conduct their businesses as now conducted, without known conflict with any patent, license, franchise, trademark, trade name, trade style, copyright or other proprietary right of any other Person except, in each case, where the failure to do so would not have a Material Adverse Effect.

Section 6.9             Governmental Authority and Licensing. The Borrower and its Subsidiaries have received all licenses, permits, and approvals of all federal, state, and local governmental authorities, if any, necessary to conduct their businesses, in each case where the failure to obtain or maintain the same would reasonably be expected to have a Material Adverse Effect. No investigation or proceeding, which, if adversely determined, could reasonably be expected to result in revocation or denial of any material license, permit or approval, is pending or, to the knowledge of the Borrower, threatened except where such revocation or denial would not reasonably be expected to have a Material Adverse Effect.

Section 6.10         Good Title. The Borrower and its Subsidiaries have good and defensible title (or valid leasehold interests) to their assets as reflected on the most recent consolidated balance sheet of the Borrower and its Subsidiaries furnished to the Administrative Agent and the Lenders (except for sales of assets in the ordinary course of business). The assets owned by the Borrower and each Guarantor are subject to no Liens, other than Permitted Liens.

Section 6.11         Litigation and Other Controversies. There is no litigation or governmental or arbitration proceeding or labor controversy pending, nor to the knowledge of the Borrower threatened, against the Borrower or any Subsidiary or any of their Property which if adversely determined, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect other than as set forth on Schedule 6.11.

Section 6.12         Taxes. All tax returns required to be filed by the Borrower or any Subsidiary in any jurisdiction have, in fact, been filed, and all Taxes upon the Borrower or any Subsidiary or upon any of its Property, income or franchises, which are shown to be due and payable in such returns, have been paid, except such taxes, assessments, fees and governmental charges, if any, as are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and as to which adequate reserves established in accordance with GAAP have been provided. Adequate provisions in accordance with GAAP for material taxes on the books of the Borrower and each Subsidiary have been made for all open years, and for its current fiscal period.

Section 6.13         Approvals. No authorization, consent, license or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any approval or consent of any other Person, is or will be necessary to the valid execution, delivery or performance by the Borrower or any Guarantor of any Loan Document.

Section 6.14         Affiliate Transactions. Except as permitted by Section 8.14 hereof, neither the Borrower nor any Subsidiary is a party to any contracts or agreements with any of its Affiliates on terms and conditions which are less favorable to the Borrower or such Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.

Section 6.15         Investment Company. Neither the Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 6.16         ERISA. The Borrower and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with ERISA and the Code to the extent applicable to it and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Neither the Borrower nor any Subsidiary has any contingent liabilities with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in article 6 of Title I of ERISA.

Section 6.17         Compliance with Laws. (a) The Borrower and its Subsidiaries are in compliance with the requirements of all Legal Requirements applicable to or pertaining to their Property or business operations (including, without limitation, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, zoning regulations and laws and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances), where any such non-compliance, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b)               Without limiting the representations and warranties set forth in Section 6.17(a) above, except for such matters, individually or in the aggregate, which would not reasonably be expected to result in a Material Adverse Effect, the Borrower represents and warrants that: (i) the Borrower and its Subsidiaries, and each of the Real Properties, comply in all material respects with all applicable Environmental Laws; (ii) the Borrower and its Subsidiaries have obtained all governmental approvals required for their operations and each of the Real Properties by any applicable Environmental Law; (iii) the Borrower and its Subsidiaries have not, and the Borrower has no knowledge of any other Person who has, caused any Release, threatened Release or disposal of any Hazardous Material at, on, about, or off any of the Real Properties in any material quantity and, to the knowledge of the Borrower, none of the Real Properties are adversely affected by any Release, threatened Release or disposal of a Hazardous Material originating or emanating from any other property; (iv) the Borrower and its Subsidiaries have no notice or knowledge that the Real Properties contain or have contained any: (1) underground storage tank or material amounts of asbestos containing building material, (2) landfills or dumps, (3) hazardous waste management facility as defined pursuant to RCRA or any comparable state law, or (4) site on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law; (v) the Borrower and its Subsidiaries have not used a material quantity of any Hazardous Material and have conducted no Hazardous Material Activity at any of the Real Properties; (vi) the Borrower and its Subsidiaries have no material liability for response or corrective action, natural resource damage or other harm pursuant to CERCLA, RCRA or any comparable state law; (vii) the Borrower and its Subsidiaries are not subject to, have no notice or knowledge of and are not required to give any notice of any Environmental Claim involving the Borrower or any Subsidiary or any of the Real Properties, and there are no conditions or occurrences at any of the Real Properties which could reasonably be anticipated to form the basis for an Environmental Claim against the Borrower or any Subsidiary or such Real Properties; (viii) none of the Real Properties are subject to any, and the Borrower has no knowledge of any imminent restriction on the ownership, occupancy, use or transferability of the Real Properties in connection with any (1) Environmental Law or (2) Release, threatened Release or disposal of a Hazardous Material; and (ix) there are no conditions or circumstances at any of the Real Properties which pose an unreasonable risk to the environment or the health or safety of Persons.

Section 6.18         Sanctions; Anti-Money Laundering Laws and Anti-Corruption Laws. (a) None of the Loan Parties, any of their Subsidiaries, any director, officer or employee of any Loan Party or any of their Subsidiaries, nor, to the knowledge of the Borrower, any agent or representative of any Loan Party or any of their Subsidiaries, is a Sanctioned Person or currently the subject or target of any Sanctions. No Borrowing, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Laws or applicable Sanctions.

(b)               The Loan Parties, each of their Subsidiaries, each of the Loan Parties’ and their Subsidiaries’ respective directors, officers and employees, and, to the knowledge of the Borrower, each of the Loan Parties’ and their Subsidiaries’ respective agents and representatives, is in compliance with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(c)               The Loan Parties and their Subsidiaries have instituted and maintain in effect policies and procedures reasonably designed to ensure compliance by the Loan Parties, their Subsidiaries, and the Loan Parties’ and their Subsidiaries’ respective directors, officers, employees and agents with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

Section 6.19         Other Agreements. Neither the Borrower nor any Subsidiary is in default under the terms of any covenant, indenture or agreement of or affecting such Person or any of its Property, which default, if uncured, would reasonably be expected to have a Material Adverse Effect.

Section 6.20         Solvency. The Borrower and its Subsidiaries are solvent, able to pay their debts as they become due, and have sufficient capital to carry on their business and all businesses which are currently contemplated to be undertaken by them.

Section 6.21         No Default. No Default or Event of Default has occurred and is continuing.

Section 6.22         No Broker Fees. No broker’s or finder’s fee or commission will be payable with respect hereto or any of the transactions contemplated thereby; and the Borrower hereby agrees to indemnify the Administrative Agent and the Lenders against, and agrees that it will hold the Administrative Agent and the Lenders harmless from, any such claim, demand, or liability for any such broker’s or finder’s fees alleged to have been incurred by the Borrower in connection herewith or therewith and any out-of-pocket expenses (including reasonable attorneys’ fees) arising in connection with any such claim, demand, or liability.

Section 6.23         Condition of Property; Casualties; Condemnation. Except to the extent that the same would not reasonably be expected to result in a Material Adverse Effect, each Real Property, (a) is in good repair, working order and condition, normal wear and tear excepted, (b) is free of structural defects, (c) is not subject to material deferred maintenance, (d) has and will have all building systems contained therein in good repair, working order and condition, normal wear and tear excepted and (e) is not located in a flood plain or flood hazard area, or if located in a flood plain or flood hazard area is covered by full replacement cost (or otherwise in compliance with the Federal Flood Disaster Protection Act of 1973 or any successor statute thereto) flood insurance. For the avoidance of doubt, in no event shall the representations contained in the foregoing clause (a) through (d) be deemed to be applicable to any Property owned by a Tenant. None of the Real Properties is currently materially adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by a Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy which is not in the process of being repaired. No condemnation or other like proceedings that has had, or would reasonably be expected to result in, a Material Adverse Effect, is pending, served or, to the knowledge of the Borrower, threatened against any Real Property. Promptly after the request of the Administrative Agent, the Borrower shall deliver a current property condition report, in form and substance reasonably acceptable to the Administrative Agent from an independent engineering or architectural firm reasonably acceptable to the Administrative Agent, with respect to any Unencumbered Real Estate Asset specified by Administrative Agent that, in the reasonable determination of the Administrative Agent, has a maintenance or structural issue that would materially and adversely affect the value or use of such Unencumbered Real Estate Asset.

Section 6.24         Legal Requirements and Zoning. Except where the failure of any of the following to be true and correct would not have a Material Adverse Effect, the use and operation of each Real Property constitutes a legal use (including legally nonconforming use) under applicable zoning regulations (as the same may be modified by special use permits or the granting of variances) and complies in all material respects with all Legal Requirements, and does not violate in any material respect any approvals, restrictions of record or any material agreement affecting any such Real Property (or any portion thereof).

Section 6.25         REIT Status. The Borrower (a) is a REIT, (b) has not revoked its election to be a REIT, and (c) for its current “tax year” as defined in the Code is and for all prior tax years subsequent to its election to be a REIT has been entitled to a dividends paid deduction which meets the requirements of Section 857 of the Code.

Section 6.26         Affected Financial Institution. No Borrower or Guarantor is an Affected Financial Institution.

Section 7.                 Conditions Precedent.

Section 7.1             All Credit Events. At the time of each Credit Event:

(a)               each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct in all material respects where not already qualified by materiality or Material Adverse Effect, otherwise in all respects as of said time, except to the extent the same expressly relate to an earlier date, in which case the same shall be true and correct in all material respects where not already qualified by materiality or Material Adverse Effect, otherwise in all respects as of such earlier date;

(b)               no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Credit Event and, after giving effect to such extension of credit, the Credit Availability, as then determined and computed, shall be no less than $0;

(c)               the Administrative Agent shall have received the notice required by Section 1.6 hereof; and

(d)               such Credit Event shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to the Administrative Agent or any Lender (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect.

Each request for a Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date on such Credit Event as to the facts specified in subsections (a) through (c), inclusive, of this Section 7.1; provided, however, that the Lenders may continue to make advances under the Term Credit, in the sole discretion of the Lenders, notwithstanding the failure of the Borrower to satisfy one or more of the conditions set forth above and any such advances so made shall not be deemed a waiver of any Default or Event of Default or other condition set forth above that may then exist.

Section 7.2             Initial Credit Event. Before or concurrently with the initial Credit Event:

(a)               the Administrative Agent shall have received this Agreement duly executed by the Borrower, each Guarantor, and the Lenders (which, subject to Section 12.9(b), may include any Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page);

(b)               if requested by any Lender, the Administrative Agent shall have received, a Note (or an amended and restated note, if applicable) payable to such Lender and duly executed Note of the Borrower dated the Closing Date and otherwise in compliance with the provisions of Section 1.10 hereof;

(c)               [Reserved];

(d)               the Administrative Agent shall have received certified copies of the Borrower’s and each Guarantor’s articles of incorporation and bylaws (or comparable organizational documents) and any amendments thereto;

(e)               the Administrative Agent shall have received certified copies of resolutions authorizing the execution, delivery and performance by the Borrower and each Guarantor of this Agreement and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, together with specimen signatures of the persons authorized to execute such documents on the Borrower’s and each Guarantor’s behalf;

(f)                the Administrative Agent shall have received copies of the certificates of good standing for the Borrower and each Guarantor (dated no earlier than thirty (30) days prior to the Closing Date) from the office of the secretary of the state (or similar office) of its incorporation or organization and of each state in which the conduct of its business requires such qualification, except to the extent that the failure to do so would not have a Material Adverse Effect;

(g)               the Administrative Agent shall have received a list of the Borrower’s Authorized Representatives;

(h)               the Administrative Agent shall have received the initial fees called for by Section 2.1 hereof;

(i)                 the capital and organizational structure of the Borrower and its Subsidiaries shall be reasonably satisfactory to the Administrative Agent;

(j)                 the Administrative Agent shall have received (i) a copy of the audited consolidated balance sheet of the Borrower and its Subsidiaries for the Fiscal Year ended September 30, 2021, and the consolidated statements of income, retained earnings, and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous Fiscal Year and (ii) a Compliance Certificate showing the computation of the financial covenants set forth in Section 8.20 as of the Fiscal Year ended September 30, 2021, each in form and substance reasonably acceptable to the Administrative Agent;

(k)               intentionally omitted;

(l)                 the Administrative Agent shall have received financing statement lien search results against the Borrower evidencing the absence of Liens on its Property except for Permitted Liens or as otherwise permitted by Section 8.7 hereof;

(m)             the Administrative Agent shall have received a written opinion of counsel to the Borrower and each Guarantor, in form and substance reasonably acceptable to the Administrative Agent;

(n)               the Administrative Agent shall have received a fully executed Internal Revenue Service Form W-9 for the Borrower and each Guarantor; and the Administrative Agent and the Borrower shall have received the Internal Revenue Service Forms and any applicable attachments required by Section 12.1(g)(ii);

(o)               the Administrative Agent shall have received such other agreements, instruments, documents, certificates, and opinions as the Administrative Agent may reasonably request;

(p)               the Administrative Agent and any Lender shall have received any documentation, information or materials reasonably requested by the Administrative Agent or such Lender in order to assist the Administrative Agent or such Lender in maintaining compliance with (i) the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and (ii) any applicable “know your customer”, anti-money laundering or similar rules and regulations; and

(q)               at least five days prior to the Closing Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall deliver a Beneficial Ownership Certification in relation to it.

Section 7.3             Subsidiary Guarantors.

(a)               Upon not less than ten (10) Business Days prior written notice from the Borrower to the Administrative Agent, the Borrower may, from time to time, designate that any Real Property be added (subject to the other requirements for a Real Property qualifying as such) as an Unencumbered Real Estate Asset, and such Real Property shall be added as an Unencumbered Real Estate Asset upon Administrative Agent’s satisfaction that the following conditions have been met (collectively, the “Eligibility Conditions”):

(1) if the Subsidiary owning such Real Property is not a Guarantor (each, a “New Guarantor”) the Administrative Agent shall have received a duly executed Additional Guarantor Supplement from such New Guarantor, together with the following:

(A) the Administrative Agent shall have received copies of such New Guarantor’s articles of incorporation and bylaws (or comparable organizational documents) and any amendments thereto, certified in each instance by its Secretary or Assistant Secretary;

(B) the Administrative Agent shall have received copies of resolutions of such New Guarantor’s Board of Directors (or similar governing body) authorizing the execution, delivery and performance of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby, together with specimen signatures of the persons authorized to execute such documents on such New Guarantor’s behalf, all certified in each instance by its Secretary or Assistant Secretary or other Authorized Representative;

(C) the Administrative Agent shall have received copies of the certificates of good standing for such New Guarantor from the office of the secretary of the state (or similar office) of its incorporation or organization; and

(D) the Administrative Agent shall have received a fully executed Internal Revenue Service Form W-9 for such New Guarantor; and

(2) the Administrative Agent shall have received financing statement, tax, and judgment lien search results against any such New Guarantor and such Real Property evidencing the absence of Liens, except for Permitted Liens or as otherwise permitted by Section 8.7 hereof.

(b)               Upon not less than three (3) Business Days prior written notice from the Borrower to the Administrative Agent, the Borrower may, from time to time, designate that a Real Property be deleted as an Unencumbered Real Estate Asset. Such notice shall be accompanied by a Compliance Certificate demonstrating compliance with the financial covenants on a pro-forma basis as of the deletion of the designated Real Property as an Unencumbered Real Estate Asset, and Borrower’s certification in such detail as reasonably required by the Administrative Agent that no Default or Event of Default is then continuing (including after taking into account the deletion of such Real Property). Upon the deletion of a Real Property as an Unencumbered Real Estate Asset (whether automatically or as a result of an election by the Borrower, as described above), the Guarantor which owned such Real Property, but that does not otherwise own any other Unencumbered Real Estate Asset, shall, upon the Borrower’s written request, be released from its obligations under this Agreement or, if applicable, its separate Subsidiary Guaranty and any other Loan Documents pursuant to lien releases and other documentation reasonably acceptable to the Borrower and the Administrative Agent.

Section 8.                 Covenants.

The Borrower and each Guarantor agrees that, so long as any credit is available to or in use by the Borrower hereunder, except to the extent compliance in any case or cases is cured or waived in writing pursuant to the terms of Section 12.13 hereof:

Section 8.1             Maintenance of Existence. The Borrower shall, and shall cause each Guarantor to, preserve and maintain its existence, except as otherwise provided in Section 8.10(c) hereof. The Borrower shall, and shall cause each Guarantor to, preserve and keep in force and effect all licenses, permits, franchises, approvals, patents, trademarks, trade names, trade styles, copyrights, and other proprietary rights necessary to the proper conduct of its business, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 8.2             Maintenance of Properties. The Borrower shall, and shall cause each Guarantor to, maintain, preserve, and keep all of its Property in working condition and order (ordinary wear and tear and damage by casualty excepted), and the Borrower and each Guarantor shall, from time to time, make all necessary repairs, renewals, replacements, additions, and betterments to its Property so that such Property shall at all times be fully preserved and maintained, except (i) to the extent that, in the reasonable business judgment of such Person, any such Property is no longer necessary for the proper conduct of the business of such Person and (ii) where the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The Borrower shall not, and shall not permit any Guarantor to, amend, modify or terminate any material contract or agreement to which it is a party if such amendment, modification or termination or waiver would reasonably be expected to cause a Material Adverse Effect.

Section 8.3             Taxes and Assessments. The Borrower and each Guarantor shall, or shall cause its Tenants to, duly pay and discharge all Taxes, rates, assessments, fees, and governmental charges upon or against it or its Property, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves established in accordance with GAAP are provided therefor.

Section 8.4             Insurance. The Borrower shall insure and keep insured, and shall cause each Subsidiary to insure and keep insured, with financially sound and reputable insurance companies all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like Properties; and the Borrower shall insure, and shall cause each Subsidiary to insure, such other hazards and risks (including, without limitation, business interruption, employers’ and public liability risks) with financially sound and reputable insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses. The Borrower shall, upon the request of the Administrative Agent, furnish to the Administrative Agent and the Lenders a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section 8.4.

Section 8.5             Financial Reports. The Borrower shall, and shall cause each Subsidiary to, maintain proper books of records and accounts reasonably necessary to prepare financial statements required to be delivered pursuant to this Section 8.5 in accordance with GAAP and shall furnish to the Administrative Agent, each Lender, and each of their duly authorized representatives such information respecting the business and financial condition of the Borrower and each Subsidiary as the Administrative Agent or such Lender may reasonably request; and without any request, shall furnish to the Administrative Agent and the Lenders:

(a)               as soon as available, and in any event no later than ninety (90) days after the last day each Fiscal Year of the Borrower (commencing with the Fiscal Year ended on September 30, 2022), a copy of the audited consolidated balance sheet of the Borrower and its Subsidiaries as of the last day of the Fiscal Year then ended and the consolidated statements of income, retained earnings, and cash flows of the Borrower and its Subsidiaries for the Fiscal Year then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous Fiscal Year, accompanied by an unqualified opinion of PKF O’Connor Davies or any other independent public accountants of recognized national standing, selected by the Borrower and the Administrative Agent reasonably satisfactory to the Administrative Agent, to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly in all material respects in accordance with GAAP the consolidated financial condition of the Borrower and its Subsidiaries as of the close of such Fiscal Year and the results of their operations and cash flows for the Fiscal Year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards;

(b)               within the period provided in subsection (a) above, the written statement of the accountants who certified the audit report thereby required that in the course of their audit they have obtained no knowledge of any Default or Event of Default, or, if such accountants have obtained knowledge of any such Default or Event of Default, they shall disclose in such statement the nature and period of the existence thereof;

(c)               as soon as available, and in any event no later than forty-five (45) days after the last day of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower (commencing with the Fiscal Quarter ended on December 31, 2021), a copy of the consolidated balance sheet of the Borrower and its Subsidiaries as of the last day of such Fiscal Quarter and the consolidated statements of income, retained earnings, and cash flows of the Borrower and its Subsidiaries for the Fiscal Quarter and for the Fiscal Year-to-date period then ended, each in reasonable detail showing, in comparative form, the figures for the corresponding date and period in the previous Fiscal Year, prepared by the Borrower in accordance with GAAP (subject to the absence of footnote disclosures and year-end audit adjustments) and certified to by its chief financial officer or another officer of the Borrower reasonably acceptable to the Administrative Agent;

(d)               [Reserved;]

(e)               with each of the financial statements delivered pursuant to subsections (a) and (c) above, a compliance certificate (“Compliance Certificate”) in the form attached hereto as Exhibit E signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower or another officer of the Borrower reasonably acceptable to the Administrative Agent to the effect that to such officer’s knowledge and belief no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken or being taken by the Borrower or any Subsidiary to remedy the same. Such certificate shall also set forth the calculations supporting such statements in respect of Section 8.20 hereof and the Credit Availability;

(f)                promptly after receipt thereof, any additional written reports, management letters or other detailed information contained in writing concerning significant aspects of the Borrower’s, the Borrower’s or any Subsidiary’s operations and financial affairs given to it by its independent public accountants and submitted to the board of directors (or similar governing body) of the Borrower;

(g)               promptly after the sending or filing thereof, copies of each financial statement, report, notice or proxy statement sent by the Borrower or any Subsidiary to its stockholders or other equity holders, and copies of each regular, periodic or special report, registration statement or prospectus (including all Form 10-K, Form 10-Q and Form 8-K reports) filed by the Borrower or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency;

(h)               promptly after receipt thereof, if any, a copy of each audit made by any regulatory agency of the books and records of the Borrower or any Subsidiary or of notice of any material noncompliance with any applicable Legal Requirements relating to the Borrower or any Subsidiary, or its business;

(i)                 as soon as available, and in any event within sixty (60) days after the end of each Fiscal Year of the Borrower, a copy of the Borrower’s projections for the following year including consolidated projections of revenues, expenses and balance sheet on a quarter-by-quarter basis, with such projections in reasonable detail prepared by the Borrower and in form satisfactory to the Administrative Agent (which shall include a summary of all significant assumptions made in preparing such projections);

(j)                 notice of any Change of Control;

(k)               promptly after any knowledge thereof shall have come to the attention of any responsible officer of the Borrower, written notice of (i) any threatened (in writing) or pending litigation or governmental or arbitration proceeding or labor controversy against the Borrower or any Subsidiary or any of their Property which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, (ii) the occurrence of any other matter which would reasonably be expected to have a Material Adverse Effect, (iii) the occurrence of any Default or Event of Default, or (iv) any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in of such certification;

(l)                 with each of the financial statements delivered pursuant to subsections (a) and (c) above, if there have been any changes to the organizational list of the Borrower and the Subsidiaries during the most recently ended Fiscal Quarter, a revised organizational list, together with a summary of the changes;

(m)             promptly after the request the Administrative Agent or the Required Lenders, (i) any other information or report reasonably requested by such Person(s) or (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the Patriot Act or other applicable Anti-Corruption Laws and the Beneficial Ownership Regulation; and

(n)               promptly and in any event within 5 Business Days after knowledge thereof, a written notice to the Administrative Agent of any change of its Credit Rating from any Rating Agency.

Section 8.6             Inspection. The Borrower shall, and shall cause each Subsidiary to, permit the Administrative Agent, each Lender, and its duly authorized representatives and agents to visit and inspect any of its Property, corporate books, and financial records, to examine and make copies of its books of accounts and other financial records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers, employees and independent public accountants (and by this provision the Borrower hereby authorizes such accountants to discuss with the Administrative Agent and such Lenders (or any of their affiliates) the finances and affairs of the Borrower and its Subsidiaries) at such reasonable times as the Administrative Agent may designate, with reasonable prior notice to the Borrower, provided, that the Borrower shall not be required to pay the Administrative Agent for such inspections no more often than once in any period of twelve (12) consecutive months unless an Event of Default has occurred and is continuing. The Administrative Agent shall use reasonable efforts to coordinate inspections undertaken in accordance with this Section 8.6 to (i) minimize the administrative burden of such inspections on the Borrower and their Subsidiaries, (ii) minimize the interference with the business of the Borrower and their Subsidiaries and (iii) not disturb the occupancy of any Real Property by any Tenant.

Section 8.7             Liens. The Borrower shall not, nor shall it permit any Guarantor to, create, incur or permit to exist any Lien of any kind on any Property owned by any such Person, other than (a) Permitted Liens and (b) Liens existing on the Closing Date and listed in Schedule 8.7 hereto and any modification, replacement, renewal or extensions (but not increases thereof).

Section 8.8             Investments, Acquisitions, Loans and Advances. The Borrower shall not, nor shall it permit any Subsidiary to (i) directly or indirectly, make, retain or have outstanding any investments (whether through the purchase of stock or obligations or otherwise) in any Person, real property or improvements on real property, or any loans, advances, lines of credit, mortgage loans or other financings (including pursuant to sale/leaseback transactions) to any other Person, or (ii) acquire any real property, improvements on real property or all or any substantial part of the assets or business of any other Person or division thereof; provided, however, that the foregoing shall not apply to nor operate to prevent, with respect to the Borrower or any Subsidiary, any of the following:

(a)               investment in Cash Equivalents;

(b)               investments existing or contemplated on the date hereof and listed on Schedule 8.8 hereto;

(c)               investments in derivatives and hedges made in the ordinary course of the such Person’s business in connection with managing risk for which the Borrower, any Guarantor or any Subsidiary has actual exposure (and not for speculative purposes) including, without limitation, Hedging Agreements;

(d)               investments in Permitted Acquisitions;

(e)               investments by the Borrower in one or more Guarantors or by a Guarantor in the Borrower or one or more other Guarantors;

(f)                investments in Mortgage Receivables not to exceed $5,000,000 in the aggregate;

(g)               investments in marketable securities available for sale; or

(h)               any other investments otherwise approved by the Required Lenders.

In determining the amount of investments, acquisitions, loans, and advances permitted under this Section, investments and acquisitions shall always be taken at the book value (as defined in GAAP) thereof, and loans and advances shall be taken at the principal amount thereof then remaining unpaid. For the avoidance of doubt, guarantees of Obligations, Hedging Liabilities, and Bank Product Obligations (each as defined in the BMO Credit Agreement) shall not be restricted by this Section 8.8.

Section 8.9             Mergers, Consolidations and Sales. Except with respect to an acquisition of an Unencumbered Real Estate Asset or otherwise with the prior written consent of the Required Lenders (which shall not be unreasonably withheld, conditioned or delayed), the Borrower shall not, nor shall it permit any Subsidiary to, be a party to any merger or consolidation, or sell, transfer, lease or otherwise dispose of all or any part of its Property, including any disposition of Property as part of a sale and leaseback transaction, or enter into any joint venture; provided, however, so long as no Default or Event of Default is then continuing, this Section shall not apply to nor operate to prevent:

(a)               the sale, transfer, lease or other disposition of Property of the Borrower or any of its Subsidiaries to one another in the ordinary course of its business;

(b)               the merger of any Subsidiary with and into the Borrower or any other Subsidiary, provided that, in the case of any merger involving the Borrower, the Borrower is the entity surviving the merger;

(c)               the sale, transfer or other disposition of any tangible personal property in the ordinary course of business;

(d)               Leases of portions of any Real Property to Tenants;

(e)               any sale, transfer, lease or other disposition of Property of the Borrower or any Subsidiary (including any disposition of Property as part of a sale and leaseback transaction) that is not otherwise expressly permitted by the foregoing clauses and for net consideration that is not more than twenty percent (20%) of the Total Asset Value on the last day of the Fiscal Quarter immediately preceding such sale, transfer, lease or other disposition;

(f)                the Borrower may issue or sell equity interests; provided, that the Borrower shall remain in compliance with the definition of Change of Control; and

(g)               to the extent constituting an Investment, transactions expressly permitted under Section 8.8, and the sale or disposition thereof, including, without limitation, Borrower’s portfolio of securities investments.

Section 8.10         Maintenance of Subsidiaries. The Borrower shall not assign, sell or transfer, nor shall it permit any of its Subsidiaries to issue, assign, sell or transfer, any shares of capital stock or other equity interests of any of the Borrower’s Subsidiaries that are Guarantors to any Person that is not a wholly-owned direct or indirect subsidiary of the Borrower; provided, however, that the foregoing shall not operate to prevent (a) Liens on the capital stock or other equity interests of Guarantors granted to the Administrative Agent, (b) the issuance, sale and transfer to any Person of any shares of capital stock of a Guarantor solely for the purpose of qualifying, and to the extent legally necessary to qualify, such person as a director of such Guarantor, and (c) any transaction permitted by Section 8.9(b) above.

Section 8.11         ERISA. The Borrower shall, and shall cause each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed could reasonably be expected to result in the imposition of a Lien against any of its Property. The Borrower shall, and shall cause each Subsidiary to, promptly notify the Administrative Agent and each Lender of: (a) the occurrence of any reportable event (as defined in Section 4043 of ERISA) with respect to a Plan, (b) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (c) its intention to terminate or withdraw from any Plan, and (d) the occurrence of any event with respect to any Plan which would result in the incurrence by the Borrower or any Subsidiary of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower or any Subsidiary with respect to any post-retirement Welfare Plan benefit. The Borrower shall not, and shall not permit any Subsidiary to, permit any of its respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Code or any of the respective regulations promulgated thereunder.

Section 8.12         Compliance with Laws. (a) The Borrower shall, and shall cause each Subsidiary to, comply in all respects with all Legal Requirements applicable to or pertaining to its Property or business operations, where any such noncompliance, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or result in a Lien upon any of its Property.

(a)               The Borrower shall, and shall cause each Subsidiary to, at all times, do the following to the extent the failure to do so, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect: (i) comply in all material respects with, and maintain each of the Real Properties in compliance in all material respects with, all applicable Environmental Laws; (ii) require that each Tenant of any of the Real Properties or any part thereof comply in all material respects with all applicable Environmental Laws; (iii) obtain and maintain in full force and effect all material governmental approvals required by any applicable Environmental Law for operations at each of the Real Properties; (iv) cure any material violation of applicable Environmental Laws by it or at any of the Real Properties; (v) not allow the presence or operation at any of the Real Properties of any (1) landfill or dump or (2) hazardous waste management facility or solid waste disposal facility as defined pursuant to RCRA or any comparable state law; (vi) not manufacture, use, generate, transport, treat, store, release, dispose or handle any Hazardous Material at any of the Properties except in the ordinary course of its business and in de minimis amounts; (vii) within ten (10) Business Days after receipt of written notice of the same in connection with the Borrower, any Subsidiary or any of the Real Properties, notify the Administrative Agent in writing of, and provide any reasonably requested documents with respect to, any of the following: (1) any material liability for response or corrective action, natural resource damage or other harm pursuant to CERCLA, RCRA or any comparable state law; (2) any material Environmental Claim; (3) any material violation of an Environmental Law or material Release, threatened Release or disposal of a Hazardous Material; (4) any restriction on the ownership, occupancy, use or transferability arising pursuant to any (x) Release, threatened Release or disposal of a Hazardous Material or (y) Environmental Law; or (5) any environmental, natural resource, health or safety condition which would reasonably be expected to have a Material Adverse Effect; (viii) conduct, at its expense, any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any material Release, threatened Release or disposal of a Hazardous Material as required to be performed by any applicable Environmental Law; (ix) abide by and observe any restrictions on the use of the Real Properties imposed by any Governmental Authority as set forth in a deed or other instrument affecting the Borrower’s or any Subsidiary’s interest therein; (x) promptly provide or otherwise make available to the Administrative Agent any reasonably requested environmental record concerning the Real Properties which the Borrower or any Subsidiary possesses or can reasonably obtain; and (xi) perform, satisfy, and implement any operation or maintenance actions required by any Governmental Authority or Environmental Law or included in any no further action letter or covenant not to sue issued by any Governmental Authority under any Environmental Law.

Section 8.13         Compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions. (a) The Borrower shall at all times comply with the requirements of all Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions applicable to the Borrower and shall cause each other Loan Party and each of its and their respective Subsidiaries to comply with the requirements of all Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions applicable to such Persons.

(b)               The Borrower shall provide the Administrative Agent and the Lenders any information regarding the Borrower, each other Loan Party, and each of their respective owners, Affiliates, and Subsidiaries necessary for the Administrative Agent and each Lender to comply with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions, subject however, in the case of Affiliates, to the Borrower’s ability to provide information applicable to them.

(c)               The Loan Parties will maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by the Loan Parties, their Subsidiaries, and the Loan Parties’ and their Subsidiaries’ respective directors, officers, employees and agents with applicable Anti-Corruption Laws, Anti Money-Laundering Laws and Sanctions.

(d)               The Borrower will not request any Borrowing, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

(e)               Borrower covenants to promptly notify the Administrative Agent of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of Borrower’s beneficial owners identified therein.

Section 8.14         Burdensome Contracts With Affiliates. The Borrower shall not, nor shall it permit any Subsidiary to, enter into any contract, agreement or business arrangement with any of its Affiliates on terms and conditions which are less favorable to the Borrower or such Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other.

Section 8.15         No Changes in Fiscal Year. The Fiscal Year of the Borrower and its Subsidiaries ends on September 30 of each year; and the Borrower shall not, nor shall it permit any Subsidiary to, change its Fiscal Year from its present basis.

Section 8.16         Formation of Subsidiaries. Promptly upon the formation or acquisition of any Guarantor, the Borrower shall provide the Administrative Agent and the Lenders notice thereof and timely comply with the requirements of Section 4.2 hereof.

Section 8.17         Change in the Nature of Business. The Borrower shall not, nor shall it permit any Subsidiary to, engage in any business or activity if, as a result thereof, the general nature of the business of any Subsidiary would be changed in any material respect from the general nature of the business engaged in by it as of the Closing Date.

Section 8.18         Use of Proceeds. The Borrower shall use the credit extended under this Agreement solely for the purposes set forth in, or otherwise permitted by, Section 6.4 hereof.

Section 8.19         No Restrictions. Except as provided herein or in the BMO Credit Agreement, the Borrower shall not, nor shall it permit any Guarantor to, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of the Borrower or any Guarantor to: (a) pay dividends or make any other distribution on any capital stock or other equity interests owned by the Borrower or any other Subsidiary, (b) pay any indebtedness owed to the Borrower or any other Subsidiary, or (c) guarantee the Obligations, Hedging Liability, and Bank Product Obligations and/or grant Liens on its assets to the Administrative Agent.

Section 8.20         Financial Covenants.

(a)               Maximum Leverage Ratio. As of the last day of each Fiscal Quarter of the Borrower commencing with the Fiscal Quarter ending September 30, 2021, the Borrower shall not permit the Leverage Ratio to be greater than 0.60 to 1.00.

(b)               Minimum Debt Service Coverage Ratio. As of the last day of each Fiscal Quarter of the Borrower commencing with the Fiscal Quarter ending September 30, 2021, the Borrower shall not permit the Debt Service Coverage Ratio to be less than 1.25 to 1.00.

(c)               Maximum Total Secured Recourse Indebtedness to Total Asset Value Ratio. The Borrower shall not, as of the last day of each Fiscal Quarter of the Borrower commencing with the Fiscal Quarter ending September 30, 2021, permit the ratio of (i) Total Secured Recourse Indebtedness as of the last day of such Fiscal Quarter to (ii) Total Asset Value as of such date to be greater than 0.10 to 1.00.

(d)               Unsecured Leverage Ratio. As of the last day of each Fiscal Quarter of the Borrower commencing with the Fiscal Quarter ending September 30, 2021, the Borrower shall not permit the Unsecured Leverage Ratio to be greater than 0.60 to 1.00.

(e)               Maintenance of Tangible Net Worth. The Borrower shall at all times maintain Tangible Net Worth of not less than the sum of (a) $945,000,000 plus (b) 75% of the aggregate net proceeds received by the Borrower or any of its Subsidiaries after November 15, 2019 in connection with any offering of Stock or Stock Equivalents.

Section 8.21         Electronic Delivery of Certain Information. Documents, including financial reports to be delivered pursuant to Section 8.5 hereof, required to be delivered pursuant to this Agreement may be delivered by electronic communication and delivery, including, the Internet, including the website maintained by the Securities and Exchange Commission, e-mail or intranet websites to which the Administrative Agent and each Lender have access (including a commercial, third-party website or a website sponsored or hosted by the Administrative Agent) provided that the foregoing shall not apply to (i) notices to any Lender pursuant to Section 1. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications. Documents or notices delivered electronically shall be deemed to have been delivered on the date and time on which the Administrative Agent or the Borrower posts such documents or the documents become available on a commercial website and the Borrower notifies the Administrative Agent of said posting by causing an e-mail notification to be sent to an e-mail address specified from time to time by the Administrative Agent and provides a link thereto; provided if such notice or other communication is not sent or posted during the normal business hours of the recipient on a Business Day, said posting date and time shall be deemed to have commenced as of 9:00 a.m. New York City time on the opening of business on the next Business Day for the recipient. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the certificates required by Sections 8.5(d) and 8.5(e) to the Administrative Agent. Except for the certificates required by Sections 8.5(d) and 8.5(e), the Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery.

Section 8.22         REIT Status. The Borrower shall maintain its status as a REIT and all of the representations and warranties set forth in Section 6.25 shall remain true and correct at all times.

Section 8.23         Restricted Payments. Borrower and its Subsidiaries shall be permitted to declare and pay distributions, dividends or redemptions from time to time in amounts determined by the Borrower; provided, however if any Default described in Section 9.1(a), (j) or (k) or Event of Default has occurred and is continuing, the Borrower and its Subsidiaries may only pay dividends as are necessary to maintain the Borrower’s status as a REIT under applicable Legal Requirements.

Section 9.                 Events of Default and Remedies.

Section 9.1             Events of Default. Any one or more of the following shall constitute an “Event of Default” hereunder:

(a)               default in the payment when due of (i) all or any part of the principal of any Loan (whether at the stated maturity thereof or at any other time provided for in this Agreement, including a mandatory prepayment required by Section 1.8(b)), (ii) any interest for a period of three (3) days after such payment is due or (iii) any fee or other Obligation payable hereunder or under any other Loan Document for a period of five (5) Business Days after such payment is due;

(b)               default in the observance or performance of any covenant set forth in Sections 8.1, 8.5, 8.7, 8.8, 8.9, 8.10, 8.11, 8.20, 8.21 or 8.23 hereof;

(c)               default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within thirty (30) days after the earlier of (i) the date on which such failure shall first become known to any Responsible Officer of the Borrower and (ii) written notice thereof is given to the Borrower by the Administrative Agent (or such longer period of time, not to exceed thirty (30) days, so long as Borrower and/or the applicable Subsidiary(ies) are diligently and expeditiously pursuing a cure for same);

(d)               any representation or warranty made herein or in any other Loan Document or in any certificate furnished to the Administrative Agent or the Lenders pursuant hereto or thereto or in connection with any transaction contemplated hereby or thereby proves untrue in any material respect (where not already qualified by materiality or Material Adverse Effect, otherwise in any respect) as of the date of the issuance or making or deemed making thereof;

(e)               (i) any event occurs or condition exists (other than those described in subsections (a) through (d) above) which is specified as an event of default under any of the other Loan Documents (and the related grace and/or cure period, if any, shall have expired), or any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void and a substitute document is not executed and delivered to the Administrative Agent that is acceptable, in Administrative Agent’s sole discretion, within three (3) Business Days; or (ii) the Borrower or any Guarantor takes any action for the purpose of terminating, repudiating or rescinding any Loan Document executed by it or any of its obligations thereunder;

(f)                default (with expiration of any grace and/or cure periods related thereto) shall occur under any Indebtedness issued, assumed or guaranteed by the Borrower or any Guarantor aggregating in excess of $15,000,000 in the aggregate, or a default (with expiration of any grace and/or cure periods related thereto) shall occur with respect to any Indebtedness issued, assumed or guaranteed by the Borrower or any Guarantor, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness (whether or not such maturity is in fact accelerated) or any such Indebtedness shall not be paid when due (whether by demand, lapse of time, acceleration or otherwise);

(g)               any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes, shall be entered or filed against the Borrower or any Guarantor, or against any of its respective Property, in an aggregate amount in excess of $15,000,000 (except to the extent fully covered by insurance pursuant to which the insurer has accepted liability therefor in writing), and which remains undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days;

(h)               the Borrower or any Guarantor, or any member of its Controlled Group, shall fail to pay when due an amount or amounts aggregating in excess of $10,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $10,000,000 (collectively, a “Material Plan”) shall be filed under Title IV of ERISA by the Borrower or any Guarantor, or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Borrower or any Guarantor, or any member of its Controlled Group, to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

(i)                 any Change of Control shall occur;

(j)                 the Borrower or any Guarantor shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it within sixty (60) days, (vi) take any board of director or shareholder action (including the convening of a meeting) in furtherance of any matter described in parts (i) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 9.1(k) hereof; and

(k)               a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Guarantor, or any substantial part of its Property, or a proceeding described in Section 9.1(j)(v) shall be instituted against the Borrower or any Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) days.

Section 9.2             Non-Bankruptcy Defaults. When any Event of Default (other than a Bankruptcy Event with respect to the Borrower) has occurred and is continuing, the Administrative Agent shall, by written notice to the Borrower: (a) if so directed by the Required Lenders, terminate the remaining Term Loan Commitments and all other obligations of the Lenders hereunder on the date stated in such notice (which may be the date thereof); (b) if so directed by the Required Lenders, declare the principal of and the accrued interest on all outstanding Loans to be forthwith due and payable and thereupon all outstanding Loans, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind; and (c) exercise all other remedies and rights available under the Loan Documents and applicable law. The Administrative Agent, after giving notice to the Borrower pursuant to Section 9.1(c) or this Section 9.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.

Section 9.3             Bankruptcy Defaults. When any Bankruptcy Event with respect to the Borrower has occurred and is continuing, all outstanding Loans shall immediately become due and payable together with all other amounts payable under the Loan Documents without presentment, demand, protest or notice of any kind, the obligation of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate and the Administrative Agent shall have all other rights and remedies available under the Loan Documents and applicable law.

Section 10.             Change in Circumstances.

Section 10.1         Change of Law. Notwithstanding any other provisions of this Agreement or any other Loan Document, if at any time any Change in Law makes it unlawful for any Lender to make or continue to maintain any Eurodollar Loans or to perform its obligations as contemplated hereby, such Lender shall promptly give notice thereof to the Borrower and such Lender’s obligations to make or maintain Eurodollar Loans under this Agreement shall be suspended until it is no longer unlawful for such Lender to make or maintain Eurodollar Loans. The Borrower shall prepay promptly following demand the outstanding principal amount of any such affected Eurodollar Loans, together with all interest accrued thereon and all other amounts then due and payable to such Lender under this Agreement; provided, however, subject to all of the terms and conditions of this Agreement, the Borrower may then elect to borrow the principal amount of the affected Eurodollar Loans from such Lender by means of Base Rate Loans from such Lender, which Base Rate Loans shall not be made ratably by the Lenders but only from such affected Lender.

Section 10.2         Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR. Subject to Section 10.6, if on or prior to the first day of any Interest Period for any Borrowing of Eurodollar Loans:

(a)               the Administrative Agent determines (which determination shall be conclusive absent manifest error) that deposits in U.S. Dollars (in the applicable amounts) are not being offered to it in the interbank eurodollar market for such Interest Period, or that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable Adjusted LIBO Rate or the LIBO Rate (including because the LIBO Screen Rate is not available or published on a current basis); provided that no Benchmark Transition Event shall have occurred at such time, or

(b)               the Required Lenders advise the Administrative Agent that (i) the Adjusted LIBO Rate or the LIBO Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their Eurodollar Loans for such Interest Period or (ii) that the making or funding of Eurodollar Loans becomes impracticable, then the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make Eurodollar Loans shall be suspended.

Section 10.3         Increased Cost and Reduced Return. (a) If any Change in Law shall:

(i)                 subject any Lender (or its Lending Office) to any Tax (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (C) Connection Income Taxes) with respect to its Loans, its Notes, or its participation in any thereof, or its obligation to make Loans, or to participate therein; or

(ii)              impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurodollar Loans any such requirement reflected in the Adjusted LIBO Rate) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Lending Office) or shall impose on any Lender (or its Lending Office) or on the interbank market any other condition affecting its Loans, its Notes, or its participation in any thereof, or its obligation to make Loans, or to participate therein;

and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) of making or maintaining any Loan, or participating therein, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) under this Agreement or under any other Loan Document with respect thereto, by an amount deemed by such Lender to be material, then, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

(b)               If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Term Loan Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)               A certificate of a Lender claiming compensation under this Section 10.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive if reasonably determined. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

(d)               The Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 10.4         Lending Offices. Each Lender may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a “Lending Office”) for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Administrative Agent. To the extent reasonably possible, a Lender shall designate an alternative branch or funding office with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Section 10.3 hereof or to avoid the unavailability of Eurodollar Loans under Section 10.2 hereof, so long as such designation is not otherwise disadvantageous to the Lender.

Section 10.5         Discretion of Lender as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder with respect to Eurodollar Loans shall be made as if each Lender had actually funded and maintained each Eurodollar Loan through the purchase of deposits in the interbank eurodollar market having a maturity corresponding to such Loan’s Interest Period, and bearing an interest rate equal to the LIBO Rate for such Interest Period.

Section 10.6         Effect of Benchmark Transition Event.

(a)               Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(b)               Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after the occurrence of a Term SOFR Transition Event and may do so in its sole discretion.

(c)               In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d)               The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 10.6, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 10.6.

(e)               Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LIBO Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)                Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Borrowing of, conversion to or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

Section 11.             The Administrative Agent.

Section 11.1         Appointment and Authorization of Administrative Agent. Each Lender hereby appoints JPMorgan Chase Bank, N.A. as the Administrative Agent under the Loan Documents and hereby authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents. The provisions of this Section 11 are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any Guarantor shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. The Lenders expressly agree that the Administrative Agent is not acting as a fiduciary of the Lenders in respect of the Loan Documents, the Borrower or otherwise, and nothing herein or in any of the other Loan Documents shall result in any duties or obligations on the Administrative Agent or any of the Lenders except as expressly set forth herein.

Section 11.2         Administrative Agent and its Affiliates. The Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise or refrain from exercising such rights and power as though it were not the Administrative Agent, and the Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as if it were not the Administrative Agent under the Loan Documents. The term “Lender” as used herein and in all other Loan Documents, unless the context otherwise clearly requires, includes the Administrative Agent in its capacity as a Lender (if applicable).

Section 11.3         Action by Administrative Agent. If the Administrative Agent receives from the Borrower a written notice of an Event of Default pursuant to Section 8.5(k) hereof, the Administrative Agent shall promptly give each of the Lenders written notice thereof. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents and shall be acting solely on behalf of the Lenders, and its duties hereunder shall be entirely mechanical and administrative in nature. The obligations of the Administrative Agent under the Loan Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action hereunder with respect to any Default or Event of Default, except as expressly provided in Sections 9.2 and 9.3. Upon the occurrence of an Event of Default, unless and until the Required Lenders give such direction, the Administrative Agent may (but shall not be obligated to) take or refrain from taking such actions as it deems appropriate and in the best interest of all the Lenders. The Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. In no event, however, shall the Administrative Agent be required to take any action in violation of applicable Legal Requirements or of any provision of any Loan Document, and the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Loan Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expenses, and liabilities which may be incurred by it by reason of taking or continuing to take any such action. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it The Administrative Agent shall be entitled to assume that no Default or Event of Default exists unless notified in writing to the contrary by a Lender or the Borrower. In all cases in which the Loan Documents do not require the Administrative Agent to take specific action, the Administrative Agent shall be fully justified in using its discretion in failing to take or in taking any action thereunder. Any instructions of the Required Lenders, or of any other group of Lenders called for under the specific provisions of the Loan Documents, shall be binding upon all the Lenders and the holders of the Obligations.

Section 11.4         Consultation with Experts. The Administrative Agent may consult with legal counsel, independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

Section 11.5         Liability of Administrative Agent; Credit Decision. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection with the Loan Documents: (i) with the consent or at the request of the Required Lenders (or of any other group of Lenders called for under the specific provisions of the Loan Documents) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final non-appealable judgment. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify: (i) any statement, warranty or representation made in connection with this Agreement, any other Loan Document or any Credit Event; (ii) the performance or observance of any of the covenants or agreements of the Borrower or any Subsidiary contained herein or in any other Loan Document; (iii) the satisfaction of any condition specified in Section 7 hereof, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectability hereof or of any other Loan Document or of any other documents or writing furnished in connection with any Loan Document; and the Administrative Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence. The Administrative Agent may execute any of its duties under any of the Loan Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, the Borrower, or any other Person for the default or misconduct of any such agents or attorneys-in-fact except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such agents or attorneys-in-fact. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Administrative Agent shall have no responsibility for confirming the accuracy of any Compliance Certificate or other document or instrument received by it under the Loan Documents. The Administrative Agent may treat the payee of any Obligation as the holder thereof until written notice of transfer shall have been filed with the Administrative Agent signed by such payee in form satisfactory to the Administrative Agent. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender agrees not to assert a claim in contravention of the foregoing), and (iii) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender acknowledges that it has independently and without reliance on the Administrative Agent, any Arranger or any other Lender, and based upon such information, investigations and inquiries as it deems appropriate, made its own credit analysis and decision to extend credit to the Borrower in the manner set forth in the Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. It shall be the responsibility of each Lender to keep itself informed as to the creditworthiness of the Borrower and its Subsidiaries, and the Administrative Agent shall have no liability to any Lender with respect thereto.

Section 11.6         Indemnity. The Lenders shall ratably, in accordance with their respective Percentages, indemnify and hold the Administrative Agent, and its directors, officers, employees, agents, and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it under any Loan Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrower and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified as determined by a court of competent jurisdiction by final non-appealable judgment. The obligations of the Lenders under this Section 11.6 shall survive termination of this Agreement. The Administrative Agent shall be entitled to offset amounts received for the account of a Lender under this Agreement against unpaid amounts due from such Lender to the Administrative Agent (whether as fundings of participations, indemnities or otherwise, and with any amounts offset for the benefit of the Administrative Agent to be held by it for its own account), but shall not be entitled to offset against amounts owed to the Administrative Agent by any Lender arising outside of this Agreement and the other Loan Documents.

Section 11.7         Resignation and Removal of Administrative Agent and Successor Administrative Agent. (a) The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation of the Administrative Agent, the Required Lenders shall have the right to appoint a successor Administrative Agent, which shall so long as no Event of Default has occurred and is continuing, be reasonably acceptable to the Borrower. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall so long as no Event of Default has occurred and is continuing, be reasonably acceptable to the Borrower, and which may be any Lender hereunder or any commercial bank, or an Affiliate of a commercial bank, having an office in the United States of America and having a combined capital and surplus of at least $200,000,000.

(b)               If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders shall have the right to appoint a successor Administrative Agent, which shall so long as no Event of Default has occurred and is continuing, be reasonably acceptable to the Borrower. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)               Upon the acceptance of its appointment as the Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the prior Administrative Agent under the Loan Documents, and the prior Administrative Agent shall be discharged from its duties and obligations thereunder. After any Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Section 11 and all protective provisions of the other Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent, but no successor Administrative Agent shall in any event be liable or responsible for any actions of its predecessor. If the Administrative Agent resigns or is removed and no successor is appointed, the rights and obligations of such Administrative Agent shall be automatically assumed by the Required Lenders and the Borrower shall be directed to make all payments due each Lender hereunder directly to such Lender.

Section 11.8         [Reserved].

Section 11.9         Hedging Liability and Bank Product Obligations. By virtue of a Lender’s execution of this Agreement or an assignment agreement pursuant to Section 12.12 hereof, as the case may be, any Affiliate of such Lender with whom the Borrower or any Subsidiary has entered into an agreement creating Hedging Liability or Bank Product Obligations shall be deemed a Lender party hereto for purposes of any reference in a Loan Document to the parties for whom the Administrative Agent is acting, it being understood and agreed that the rights and benefits of such Affiliate under the Loan Documents consist exclusively of such Affiliate’s right to share in payments and collections out of the Subsidiary Guaranties as more fully set forth in Section 3.1 hereof. In connection with any such distribution of payments and collections, or any request for the release of the Subsidiary Guaranties and the Administrative Agent’s Liens in connection with the termination of the Commitments and the payment in full of the Obligations, the Administrative Agent shall be entitled to assume no amounts are due to any Lender or its Affiliate with respect to Hedging Liability or Bank Product Obligations unless such Lender has notified the Administrative Agent in writing of the amount of any such liability owed to it or its Affiliate prior to such distribution or payment or release of Subsidiary Guaranties.

Section 11.10     Designation of Additional Agents. The Administrative Agent shall have the continuing right, for purposes hereof, at any time and from time to time to designate one or more of the Lenders (and/or its or their Affiliates) as “syndication agents,” “documentation agents,” “book runners,” “lead arrangers,” “arrangers” or other designations for purposes hereto, but such designation shall have no substantive effect, and such Lenders and their Affiliates shall have no additional powers, duties or responsibilities as a result thereof and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.

Section 11.11     Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any Guarantor, that at least one of the following is and will be true:

(i)                 such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans or the Commitments,

(ii)              the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)            (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)             such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)               In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any Guarantor, that none of the Administrative Agent, or any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(c)               The Administrative Agent, and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

Section 12.             Miscellaneous.

Section 12.1         Taxes.

(a)               Certain Defined Terms. For purposes of this Section, the term “applicable law” includes FATCA.

(b)               Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)               Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)               Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)               Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) Business Days after demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.11 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection (e).

(f)                Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)               Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 12.1(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)              Without limiting the generality of the foregoing,

(A)             any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), properly completed and duly executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)              any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

a.             in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, properly completed and duly executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, properly completed and duly executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

b.            properly completed and duly executed copies of IRS Form W-8ECI;

c.             in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) properly completed and duly executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

d.            to the extent a Foreign Lender is not the beneficial owner, properly completed and duly executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;

(C)              any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)             if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)               Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)                 Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 12.2         Other Taxes. The Borrower agrees to pay promptly following demand, and indemnify and hold the Administrative Agent and the Lenders harmless from, any Other Taxes payable in respect of this Agreement or any other Loan Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

Section 12.3         No Waiver, Cumulative Remedies. No delay or failure on the part of the Administrative Agent or any Lender, or on the part of the holder or holders of any of the Obligations, in the exercise of any power or right under any Loan Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of the Administrative Agent, the Lenders, and of the holder or holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

Section 12.4         Non-Business Days. If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.

Section 12.5         Survival of Representations. All representations and warranties made herein or in any other Loan Document or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

Section 12.6         Survival of Indemnities. All indemnities and other provisions relative to reimbursement to the Lenders of amounts sufficient to protect the yield of the Lenders with respect to the Loans, including, but not limited to, Sections 1.11, 10.3, and 12.15 hereof, shall survive the termination of this Agreement and the other Loan Documents and the payment of the Obligations.

Section 12.7         Sharing of Set-Off. Each Lender agrees with each other Lender a party hereto that if such Lender shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise, on any of the Loans in excess of its ratable share of payments on all such Obligations then outstanding to the Lenders, then such Lender shall purchase for cash at face value, but without recourse, ratably from each of the other Lenders such amount of the Loans, or participations therein, held by each such other Lenders (or interest therein) as shall be necessary to cause such Lender to share such excess payment ratably with all the other Lenders; provided, however, that if any such purchase is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest.

Section 12.8         Notices. (a) Except as otherwise specified herein, all notices, requests, demands and other communications hereunder and under the other Loan Documents shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its address or facsimile number set forth below, or such other address or facsimile number as such party may hereafter specify by notice to the Administrative Agent and the Borrower given by courier, by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Loan Documents to any Lender shall be addressed to its address or facsimile number set forth on its Administrative Questionnaire; and notices under the Loan Documents to the Borrower, any Guarantor or the Administrative Agent shall be addressed to its respective address or facsimile number set forth below:

to the Borrower or any Guarantor:

Monmouth Real Estate Investment Corporation

3499 Route 9 North
Suite 3-C
Freehold, New Jersey 07728

Attention: Chief Financial Officer and Legal Counsel
Fax: (732) 577-9981

to the Administrative Agent:

JPMorgan Chase Bank, N.A.

277 Park Ave, Floor 36

New York, NY 10172-0003

Attn: Austin Lotito

Telephone: 212-648-0247

Fax: NA

Email: austin.r.lotito@jpmorgan.com

with a copy to:

JPMorgan Chase Bank, N.A.

Commercial Real Estate Loan Administration

8181 Communications Parkway

Building B, Floor 03, TXW – 3300

Plano, TX 75024-0239

Attn: Deborah Beaudoin

Telephone:214-965-3301

Fax: NA

Email: deborah.k.beaudoin@chase.com

Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is delivered to the facsimile number specified in this Section 12.8 or in the relevant Administrative Questionnaire and a confirmation of such facsimile has been received by the sender, (ii) if given by mail, upon receipt or first refusal of delivery or (iii) if given by any other means, when delivered at the addresses specified in this Section 12.8 or in the relevant Administrative Questionnaire; provided that any notice given pursuant to Section 1 hereof shall be effective only upon receipt.

(b)               Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Section 1.6 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such respective Section by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

(c)               Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefore, provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(d)               Posting of Communications. (i) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(ii)              Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(iii)            THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

(iv)             Each Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(v)               Each of the Lenders and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(vi)             Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

Section 12.9         Counterparts; Integration; Effectiveness.

(a)               Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 7.2, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. For purposes of determining compliance with the conditions specified in Section 7.2 hereof, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Closing Date specifying its objection thereto.

(b)               Electronic Execution. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 12.8), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, and the Borrower, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Section 12.10     Successors and Assigns. This Agreement shall be binding upon the Borrower and the Guarantors and their successors and assigns, and shall inure to the benefit of the Administrative Agent and each of the Lenders, and the benefit of their respective successors and assigns, including any subsequent holder of any of the Obligations. The Borrower and the Guarantors may not assign any of their rights or obligations under any Loan Document without the written consent of all of the Lenders (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). No Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with Section 12.12. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section 12.11) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 12.11     Participants. Any Lender may, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 12.13 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 1.11, 10.3 and 12.1 (subject to the requirements and limitations therein, including the requirements under Section 12.1(g) (it being understood that the documentation required under Section 12.1(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.12; provided that such Participant (A) agrees to be subject to the provisions of Section 10.4 as if it were an assignee under Section 12.12; and (B) shall not be entitled to receive any greater payment under Section 10.3 or 12.1, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 1.13 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.16 as though it were a Lender; provided that such Participant agrees to be subject to Section 12.7 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

Section 12.12        Assignments. (a) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, that any such assignment shall be subject to the following conditions:

(i)                 Minimum Amounts. (A) In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in subsection (a)(i)(A) of this Section 12.12, the aggregate amount of the Commitment (which for this purpose includes Loans) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Effective Date” is specified in the Assignment and Acceptance, as of the Effective Date specified in such Assignment and Acceptance) shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

(ii)              Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitments assigned.

(iii)            Required Consents. No consent shall be required for any assignment except to the extent required by Section 12.12(a)(i)(B) and, in addition:

(b)               the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and

(c)               the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment of any Term Loans is made to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund.

(iv)             Assignment and Acceptance. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (to be paid as allocated between the assignor and assignee) and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)               No Assignment to Borrower, Guarantors, Affiliates, Defaulting Lenders or Natural Persons. No such assignment shall be made to (A) the Borrower, any Subsidiary or any other Affiliate of the Borrower or (B) to a Defaulting Lender or any of its Subsidiaries or any Person, who, upon becoming a Lender hereunder would constitute any of the foregoing Persons described in this clause (B) or (C) any natural person (each, an “Ineligible Institution”).

(vi)             [Reserved].

(vii)          Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent) to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 12.12(b) hereof, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 12.6 and 12.15 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.11 hereof.

(b)               Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in Chicago, Illinois, a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(c)               Upon its receipt of (x) a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Acceptance by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Acceptance are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (a) of this Section and any written consent to such assignment required by paragraph (a) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to clause (a)(vii) above, the Administrative Agent shall have no obligation to accept such Assignment and Acceptance and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(d)               Any Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or grant to a Federal Reserve Bank, and this Section 12.12 shall not apply to any such pledge or grant of a security interest; provided that no such pledge or grant of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or secured party for such Lender as a party hereto; provided further, however, the right of any such pledgee or grantee (other than any Federal Reserve Bank) to further transfer all or any portion of the rights pledged or granted to it, whether by means of foreclosure or otherwise, shall be at all times subject to the terms of this Agreement.

Section 12.13     Amendments. Subject to Section 10.6(a), (b) and (c) any provision of this Agreement or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Required Lenders, and (c) if the rights or duties of the Administrative Agent are affected thereby, the Administrative Agent; provided that:

(i)                 no amendment or waiver pursuant to this Section 12.13 shall (A) increase any Commitment of any Lender without the consent of such Lender or (B) reduce the amount of or postpone the date for any scheduled payment of any principal of or interest on any Loan or of any fee payable hereunder without the consent of the Lender to which such payment is owing or which has committed to make such Loan (or participate therein) hereunder; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of the default rate of interest pursuant to Section 1.9 or to waive any obligation of the Borrower to pay interest at the default rate of interest pursuant to Section 1.9 or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder;

(ii)              no amendment or waiver pursuant to this Section 12.13 shall, unless signed by each Lender, extend the Term Credit Maturity Date, release the Borrower or any Guarantor (expect as provided for in this Agreement), change the definition of Required Lenders, change the provisions of this Section 12.13, or affect the number of Lenders required to take any action hereunder or under any other Loan Document; and

(iii)            no amendment to Section 13 hereof shall be made without the consent of the Guarantors affected thereby.

Notwithstanding anything to the contrary herein, (1) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender, (2) if the Administrative Agent and the Borrower have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision, (3) guarantees and related documents executed by the Borrower or any other Loan Party in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended, supplemented or waived without the consent of any Lender if such amendment, supplement or waiver is delivered in order to (x) comply with local law or advice of local counsel, (y) cure ambiguities, omissions, mistakes or defects or (z) cause such guarantee or other document to be consistent with this Agreement and the other Loan Documents, and (4) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

Section 12.14     Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

Section 12.15     Costs and Expenses; Indemnification. (a) The Borrower agrees to pay all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, due diligence, investigation (including third party expenses) negotiation, syndication, and administration of the Loan Documents, including, without limitation, the reasonable out-of-pocket fees and disbursements of counsel to the Administrative Agent, in connection with the preparation and execution of the Loan Documents, and any amendment, waiver or consent related thereto, whether or not the transactions contemplated herein are consummated. The Borrower agrees to pay to the Administrative Agent, each Lender, and any other holder of any Obligations outstanding hereunder, all out-of-pocket costs and expenses reasonably incurred or paid by the Administrative Agent, such Lender, or any such holder, including reasonable and out-of-pocket attorneys’ fees and disbursements and court costs, in connection with any Default or Event of Default hereunder or in connection with the enforcement of any of the Loan Documents (including all such costs and expenses incurred in connection with any proceeding under the United States Bankruptcy Code involving the Borrower or any Guarantor as a debtor thereunder).

(b)               The Borrower further agrees to indemnify the Administrative Agent, each Lender, and any security trustee therefor, and their respective directors, officers, employees, agents, and, if engaged by the Administrative Agent in connection with the enforcement of rights under the Loan Documents, financial advisors, and consultants (each such Person being called an “Indemnitee”) against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable and out-of-pocket fees and disbursements of counsel for any such Indemnitee and all reasonable and out-of-pocket expenses of litigation or preparation therefor, whether or not the Indemnitee is a party thereto, or any settlement arrangement arising from or relating to any such litigation) which any of them may pay or incur arising out of or relating to (A) the execution or delivery of any Loan Document, the performance by the parties hereto of their respective obligations thereunder or the consummation of any of the transactions contemplated thereby, (B) the Loans or the direct or indirect application or proposed application of the proceeds of any Loan, or (C) any actual or prospective Proceeding relating to any of the foregoing, in each case other than those which arise from the gross negligence or willful misconduct of the party claiming indemnification as determined by a court of competent jurisdiction by final and non-appealable judgment. The Borrower, promptly following demand by the Administrative Agent or a Lender at any time, shall reimburse the Administrative Agent or such Lender for any reasonable legal or other out-of-pocket expenses (including, without limitation, all reasonable fees and disbursements of counsel for any such Indemnitee) incurred in connection with investigating or defending against any of the foregoing (including any settlement costs relating to the foregoing) except to the extent the same is due to the gross negligence or willful misconduct of the party to be indemnified as determined by a court of competent jurisdiction by final and non-appealable judgment. To the extent permitted by applicable Legal Requirements, the Borrower and the Guarantors shall not assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or the other Loan Documents or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof; provided that the foregoing shall not relieve the Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. The obligations of the parties under this Section 12.15 shall survive the termination of this Agreement.

(c)               The Borrower unconditionally agrees to indemnify, defend and hold harmless, and covenants not to sue for any claim for contribution against, each Indemnitee for any damages, loss or reasonable and documented out-of-pocket costs and expenses, including without limitation, response, remedial or removal costs and all reasonable and documented out-of-pocket fees and disbursements of counsel for any such Indemnitee, arising out of any of the following: (i) any Hazardous Material Activity at any of the Real Properties, (ii) the violation of any Environmental Law by the Borrower or any Subsidiary or otherwise occurring on or with respect to any Real Property, (iii) any claim for personal injury or property damage in connection with the Borrower or any Subsidiary or otherwise occurring on or with respect to any Real Property, and (iv) the inaccuracy or breach of any environmental representation, warranty or covenant by the Borrower or any Subsidiary made herein or in any other Loan Document evidencing or securing any Obligations or setting forth terms and conditions applicable thereto or otherwise relating thereto, except for damages arising from the willful misconduct, bad faith or gross negligence of the relevant Indemnitee. This indemnification shall survive the payment and satisfaction of all Obligations and the termination of this Agreement, and shall remain in force through and until the expiration of any applicable statute of limitations and payment or satisfaction in full of any single claim under this indemnification. This indemnification shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of each Indemnitee and its successors and assigns.

Section 12.16     Set-off. In addition to any rights now or hereafter granted under the Loan Documents or applicable Legal Requirements and not by way of limitation of any such rights, upon the occurrence of any Event of Default, with the prior written consent of the Administrative Agent, each Lender, each subsequent holder of any Obligation, and each of their respective affiliates, is hereby authorized by the Borrower and each Guarantor at any time or from time to time, without notice to the Borrower or such Guarantor or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, and in whatever currency denominated, but not including trust accounts) and any other indebtedness at any time held or owing by that Lender, subsequent holder, or affiliate, to or for the credit or the account of the Borrower or such Guarantor, whether or not matured, against and on account of the Obligations then due to that Lender or subsequent holder under the Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Loan Documents, irrespective of whether or not (a) that Lender or subsequent holder shall have made any demand hereunder or (b) the principal of or the interest on the Loans and other amounts due hereunder shall have become due and payable pursuant to Section 9 and although said obligations and liabilities, or any of them, may be contingent or unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 1.14 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

Section 12.17     Entire Agreement. The Loan Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.

Section 12.18     Waiver of Jury Trial. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirements, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to any Loan Document or the transactions contemplated thereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section.

Section 12.19     Severability of Provisions. Any provision of any Loan Document which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or any of the other Loan Documents invalid or unenforceable.

Section 12.20     Excess Interest. Notwithstanding any provision to the contrary contained herein or in any other Loan Document, no such provision shall require the payment or permit the collection of any amount of interest in excess of the maximum amount of interest permitted by applicable Legal Requirements to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Loans or other obligations outstanding under this Agreement or any other Loan Document (“Excess Interest”). If any Excess Interest is provided for, or is adjudicated to be provided for, herein or in any other Loan Document, then in such event (a) the provisions of this Section 12.20 shall govern and control, (b) neither the Borrower nor any guarantor or endorser shall be obligated to pay any Excess Interest, (c) any Excess Interest that the Administrative Agent or any Lender may have received hereunder shall, at the option of the Administrative Agent, be (i) applied as a credit against the then outstanding principal amount of Obligations hereunder and accrued and unpaid interest thereon (not to exceed the maximum amount permitted by applicable Legal Requirements), (ii) refunded to the Borrower, or (iii) any combination of the foregoing, (d) the interest rate payable hereunder or under any other Loan Document shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury laws (the “Maximum Rate”), and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate, and (e) neither the Borrower nor any guarantor or endorser shall have any action against the Administrative Agent or any Lender for any damages whatsoever arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any of the Borrower’s Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on the Borrower’s Obligations shall remain at the Maximum Rate until the Lenders have received the amount of interest which such Lenders would have received during such period on the Borrower’s Obligations had the rate of interest not been limited to the Maximum Rate during such period.

Section 12.21     Construction. The parties acknowledge and agree that the Loan Documents shall not be construed more favorably in favor of any party hereto based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation of the Loan Documents. The provisions of this Agreement relating to Subsidiaries shall only apply during such times as the Borrower has one or more Subsidiaries.

Section 12.22     Lender’s Obligations Several. The obligations of the Lenders hereunder are several and not joint. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders a partnership, association, joint venture or other entity.

Section 12.23     Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement, the Notes and the other Loan Documents (except as otherwise specified therein), and the rights and duties of the parties hereto, shall be construed and determined in accordance with the laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations law of the State of New York) without regard to conflicts of law principles that would require application of the laws of another jurisdiction.

(b)               Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each party hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable Legal Requirements, in such federal court. Each party hereto hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements. Nothing in this Agreement or any other Loan Document or otherwise shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any Guarantor or its respective properties in the courts of any jurisdiction.

(c)               Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Legal Requirements, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 12.23(b). Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirements, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)               Each party to this Agreement irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than telecopy or e-mail) in Section 12.8. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Legal Requirements.

Section 12.24     USA Patriot Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify, and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

Section 12.25     Confidentiality. Each of the Administrative Agent and the Lenders severally agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors to the extent any such Person has a need to know such Information (it being understood that the Persons to whom such disclosure is made will first be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Legal Requirements or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 12.25, to (A) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any Subsidiary and its obligations, (g) with the prior written consent of the Borrower, (h) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section 12.25 or (B) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than the Borrower or any Subsidiary or any of their directors, officers, employees or agents, including accountants, legal counsel and other advisors; (i) on a confidential basis to rating agencies if requested or required by such agencies in connection with a rating relating to the Loans or the Commitments hereunder, (j) so long as the Borrower’s report on Form 8-K (or its equivalent) has been filed with the SEC, Gold Sheets and other similar bank trade publications (such information to consist solely of deal terms and other information regarding the credit facilities evidenced by this Agreement customarily found in such publications), or (k) so long as the Borrower’s report on Form 8-K (or its equivalent) has been filed with the SEC, to entities which compile and publish information about the syndicated loan market, provided that only basic information about the pricing and structure of the transaction evidenced hereby may be disclosed pursuant to this subsection (k). For purposes of this Section 12.25, “Information” means all information received from the Borrower or any of the Subsidiaries or from any other Person on behalf of the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Borrower or any of its Subsidiaries or from any other Person on behalf of the Borrower or any of the Subsidiaries.

Section 12.26     Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto (including any party becoming a party hereto by virtue of an Assignment and Acceptance) acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)               the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)               the effects of any Bail-in Action on any such liability, including, if applicable:

(i)                 a reduction in full or in part or cancellation of any such liability;

(ii)              a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)            the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 12.27     [Reserved].

Section 12.28     [Reserved].

Section 12.29     Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)               In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.A. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States of a state of the United States. Without limitation of the forgoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered party with respect to a Supported QFC or any QFC Credit Support.

(b)               As used in this Section, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)                 a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);

(ii)              a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or

(iii)            a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 13.             The Guarantees.

Section 13.1         The Guarantees. To induce the Lenders to provide the credits described herein and in consideration of benefits expected to accrue to the Borrower by reason of the Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, each Guarantor party hereto (including any Guarantor formed or acquired after the Closing Date executing an separate Subsidiary Guaranty or an Additional Guarantor Supplement in the form attached hereto as Exhibit G or such other form acceptable to the Administrative Agent) hereby unconditionally and irrevocably guarantees, jointly and severally, to the Administrative Agent, the Lenders, and their Affiliates, the due and punctual payment of all present and future Obligations, Hedging Liability and Bank Product Obligations, including, but not limited to, the due and punctual payment of principal of and interest on the Loans, Hedging Liability, and Bank Product Obligations, and the due and punctual payment of all other obligations now or hereafter owed by the Borrower under the Loan Documents as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, according to the terms hereof and thereof (including all interest, costs, fees, and charges after the entry of an order for relief against the Borrower or such other obligor in a case under the United States Bankruptcy Code, the Canadian Bankruptcy Legislation or any similar proceeding, whether or not such interest, costs, fees and charges would be an allowed claim against the Borrower or any such obligor in any such proceeding); provided, however, that with respect to any Guarantor, its Guarantee of Hedging Liability of the Borrower or any Guarantor shall exclude all Excluded Swap Obligations. In case of failure by the Borrower or other obligor punctually to pay any obligations guaranteed hereby, each Guarantor hereby unconditionally agrees to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, and as if such payment were made by the Borrower or such obligor.

Section 13.2         Guarantee Unconditional. The obligations of each Guarantor under this Section 13 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged, or otherwise affected by:

(a)               any extension, renewal, settlement, compromise, waiver, or release in respect of any obligation of the Borrower or other obligor or of any other guarantor under this Agreement or any other Loan Document or by operation of law or otherwise;

(b)               any modification or amendment of or supplement to this Agreement or any other Loan Document or any agreement relating to Hedging Liability or Bank Product Obligations;

(c)               any change in the corporate existence, structure, or ownership of, or any insolvency, bankruptcy, reorganization, or other similar proceeding affecting, the Borrower or other obligor, any other guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of the Borrower or other obligor or of any other guarantor contained in any Loan Document;

(d)               the existence of any claim, set-off, or other rights which the Borrower or other obligor or any other guarantor may have at any time against the Administrative Agent, any Lender, or any other Person, whether or not arising in connection herewith;

(e)               any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against the Borrower or other obligor, any other guarantor, or any other Person or Property;

(f)                any application of any sums by whomsoever paid or howsoever realized to any obligation of the Borrower or other obligor, regardless of what obligations of the Borrower or other obligor remain unpaid;

(g)               any invalidity or unenforceability relating to or against the Borrower or other obligor or any other guarantor for any reason of this Agreement or of any other Loan Document or any agreement relating to Hedging Liability or Bank Product Obligations, or any provision of applicable Legal Requirements purporting to prohibit the payment by the Borrower or other obligor or any other guarantor of the principal of or interest on any Loan or any other amount payable under the Loan Documents or any agreement relating to Hedging Liability or Bank Product Obligations; or

(h)               any other act or omission to act or delay of any kind by the Administrative Agent, any Lender, or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of any Guarantor under this Section 13.

Section 13.3         Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. Each Guarantor’s obligations under this Section 13 shall remain in full force and effect until the Commitments are terminated, and the principal of and interest on the Loans and all other amounts payable by the Borrower and the Guarantors under this Agreement and all other Loan Documents and, if then outstanding and unpaid, all Hedging Liability and Bank Product Obligations have been paid in full. If at any time any payment of the principal of or interest on any Loan or any other amount payable by the Borrower or other obligor or any Guarantor under the Loan Documents or any agreement relating to Hedging Liability or Bank Product Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or other obligor or of any guarantor, or otherwise, each Guarantor’s obligations under this Section 13 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

Section 13.4         Subrogation. Each Guarantor agrees it will not exercise any rights which it may acquire by way of subrogation by any payment made hereunder, or otherwise, until all the obligations guaranteed hereby shall have been paid in full subsequent to the termination of all the Commitments. If any amount shall be paid to a Guarantor on account of such subrogation rights at any time prior to the later of (x) the payment in full of the Obligations, Bank Product Obligations and Hedging Liability and all other amounts payable by the Borrower hereunder and under the other Loan Documents and (y) the termination of the Commitments, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders (and their Affiliates) and shall forthwith be paid to the Administrative Agent for the benefit of the Lenders (and their Affiliates) or be credited and applied upon the Obligations, Bank Product Obligations and Hedging Liability, whether matured or unmatured, in accordance with the terms of this Agreement.

Section 13.5         Waivers. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest, and any notice except as specifically provided for herein, as well as any requirement that at any time any action be taken by the Administrative Agent, any Lender, or any other Person against the Borrower or other obligor, another guarantor, or any other Person.

Section 13.6         Limit on Recovery. Notwithstanding any other provision hereof, the right of recovery against each Guarantor under this Section 13 shall not exceed $1.00 less than the lowest amount which would render such Guarantor’s obligations under this Section 13 void or voidable under applicable Legal Requirements, including, without limitation, fraudulent conveyance law.

Section 13.7         Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower or other obligor under this Agreement or any other Loan Document or any agreement relating to Hedging Liability or Bank Product Obligations, is stayed upon the insolvency, bankruptcy or reorganization of the Borrower or such obligor, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Loan Documents or any agreement relating to Hedging Liability or Bank Product Obligations, shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.

Section 13.8         Benefit to Guarantors. The Borrower and the Guarantors are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of the Borrower has a direct impact on the success of each Guarantor. Each Guarantor will derive substantial direct and indirect benefit from the extensions of credit hereunder.

Section 13.9         Guarantor Covenants. Each Guarantor shall take such action as the Borrower is required by this Agreement to cause such Guarantor to take, and shall refrain from taking such action as the Borrower is required by this Agreement to prohibit such Guarantor from taking.

Section 13.10     Subordination. Each Guarantor (each referred to herein as a “Subordinated Creditor”) hereby subordinates the payment of all indebtedness, obligations, and liabilities of the Borrower or any other Guarantor owing to such Subordinated Creditor, whether now existing or hereafter arising, to the indefeasible payment in full in cash of all Obligations, Hedging Liability, and Bank Product Obligations. During the continuance of any Event of Default or Default under Sections 9.1 (a), (j) or (k), subject to Section 13.4, any such indebtedness, obligation, or liability of the Borrower or any other Guarantor owing to such Subordinated Creditor shall be enforced and performance received by such Subordinated Creditor as trustee for the benefit of the holders of the Obligations, Hedging Liability, and Bank Product Obligations and, upon the acceleration of the Indebtedness under Section 9.2 or 9.3 hereof, the proceeds thereof shall be paid over to the Administrative Agent for application to the Obligations, Hedging Liability, and Bank Product Obligations (whether or not then due), but without reducing or affecting in any manner the liability of such Guarantor under this Section 13.

Section 13.11     Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by the Borrower and each other Guarantor to honor all of its obligations in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section as it relates to such Borrower or other Guarantor, voidable under applicable Legal Requirements relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until discharged in accordance with Section 13.3. Each Qualified ECP Guarantor intends that this Section constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of the Borrower and each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

[Signature Pages to Follow]

This Term Loan Agreement is entered into between us for the uses and purposes hereinabove set forth as of the date first above written.

“Borrower”

Monmouth Real Estate Investment Corporation

By:	/s/ Michael D. Prashad
Name: Michael D. Prashad
Title: General Counsel and Corporate Secretary

[Signature Page to Term Loan Agreement-Monmouth Real Estate Investment Corporation]

“Administrative Agent”

JPMorgan Chase Bank, N.A., as
Administrative Agent

By:	/s/ Austin Lotito
Name: Austin Lotito
Title: Executive Director

[Signature Page to Term Loan Agreement-Monmouth Real Estate Investment Corporation]

JPMorgan Chase Bank, N.A., as a Lender

By:	/s/ Austin Lotito
Name: Austin Lotito
Title: Executive Director

[Signature Page to Term Loan Agreement-Monmouth Real Estate Investment Corporation]

“Guarantors”

Monmouth Capital Corporation

By:	/s/ Michael D. Prashad
Name: Michael D. Prashad
Title: General Counsel and Corporate Secretary

BB Streetsboro LLC

Hemingway at Halfmoon, LLC

MRC I, LLC

MREIC Birmingham AL, LLC

MREIC Burlington VT, LLC

MREIC Chattanooga TN, LLC

MREIC Cincinnati OH, LLC

MREIC Corpus Christi TX, LLC

MREIC Edinburg TX, LLC

MREIC El Paso, LLC

MREIC Illinois, LLC

MREIC Kansas City MO, LLC

MREIC Kodak TN, LLC

MREIC Lebanon OH, LLC

MREIC Lebanon, Tennessee, LLC

MREIC O’Fallon MO, LLC

MREIC PA Monaca, LLC

By: Monmouth Real Estate Investment Corporation, its sole member

By:	/s/ Michael D. Prashad
Name: Michael D. Prashad
Title: General Counsel and Corporate Secretary

[Signature Page to Term Loan Agreement-Monmouth Real Estate Investment Corporation]

MREIC Richfield OH, LLC

MREIC Richland MS, LLC

MREIC Ridgeland MS, LLC

MREIC Rockford IL, LLC

MREIC South Carolina, LLC

MREIC Urbandale IA, LLC

MREIC Winston Salem NC, LLC

By: Monmouth Real Estate Investment Corporation, its sole member

By:	/s/ Michael D. Prashad
Name: Michael D. Prashad
Title: General Counsel and Corporate Secretary

Hemingway at Halfmoon, LLC By: Monmouth Real Estate Investment Corporation, its manager

By:	/s/ Michael D. Prashad
Name: Michael D. Prashad
Title: General Counsel and Corporate Secretary

Wheeling Partners LLC By: Monmouth Capital Corporation, its sole member

By:	/s/ Michael D. Prashad_________________
Name: Michael D. Prashad
Title: General Counsel and Corporate Secretary

[Signature Page to Term Loan Agreement-Monmouth Real Estate Investment Corporation]

Exhibit A

[Reserved]

A-1

Exhibit B

Notice of Borrowing

Date:__________________, ____

To:	JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders from time to time parties to the Term Loan Agreement, dated as of December 15, 2021 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Monmouth Real Estate Investment Corporation, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

The undersigned, Monmouth Real Estate Investment Corporation (the “Borrower”), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 1.6 of the Credit Agreement, of the Borrowing specified below:

1. The Business Day of the proposed Borrowing is ___________, ____.

2. The aggregate amount of the proposed Borrowing is $______________.

3. The Borrowing is being advanced as Term Loans pursuant to Section 1.2 of the Credit Agreement.

4. The Borrowing is to be comprised of $___________ of [Base Rate] [Eurodollar] Loans.

[5. The duration of the Interest Period for the Eurodollar Loans included in the Borrowing shall be ____________ months.]

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

(a) the representations and warranties of the Borrower contained in Section 6 of the Credit Agreement are true and correct in all material respects (where not already qualified by materiality or Material Adverse Effect, otherwise in all respects) as though made on and as of such date (except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects (where not already qualified by materiality or Material Adverse Effect, otherwise in all respects) as of such earlier date); and

(b) no Default or Event of Default has occurred and is continuing or would result from such proposed Borrowing and after giving effect to such extension of credit, the Credit Availability, as then determined and computed, is and will be no less than $0.

Monmouth Real Estate Investment Corporation

By:
Name:
Title:

B-1

Exhibit C

Notice of Continuation/Conversion

Date: ____________, ____

To:	JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders from time to time parties to the Term Loan Agreement, dated as of December 15, 2021 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Monmouth Real Estate Investment Corporation, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

The undersigned, Monmouth Real Estate Investment Corporation (the “Borrower”), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 1.6 of the Credit Agreement, of the [conversion] [continuation] of the Loans specified herein, that:

1. The conversion/continuation Date is __________, ____.

2. The aggregate amount of the Term Loans (the “Applicable Loans”) to be [converted] [continued] is $______________.

3. The Applicable Loans are to be [converted into] [continued as] [Eurodollar] [Base Rate] Loans.

4. [If applicable:] The duration of the Interest Period for the Applicable Loans included in the [conversion] [continuation] shall be _________ months.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed conversion/continuation date, before and after giving effect thereto and to the application of the proceeds therefrom:

(a) the representations and warranties of the Borrower contained in Section 6 of the Credit Agreement are true and correct in all material respects (where not already qualified by materiality or Material Adverse Effect, otherwise in all respects) as though made on and as of such date (except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects (where not already qualified by materiality or Material Adverse Effect, otherwise in all respects) as of such earlier date); and

(b) no Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation].

Monmouth Real Estate Investment Corporation

By:
Name:
Title:

C-1

Exhibit D

Term Loan Note

U.S. $_______________	__________, 20__

For Value Received, the undersigned, Monmouth Real Estate Investment Corporation, a Maryland corporation (the “Borrower”), hereby promises to pay to ____________________ (the “Lender”) or its permitted assigns on the Term Credit Maturity Date of the hereinafter defined Credit Agreement, at the principal office of the Administrative Agent in New York, New York (or such other location as the Administrative Agent may designate to the Borrower), in immediately available funds, the principal sum of ___________________ Dollars ($__________) or, if less, the aggregate unpaid principal amount of all Term Loans made by the Lender to the Borrower pursuant to the Credit Agreement, together with interest on the principal amount of such Term Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

This Term Loan Note (this “Term Loan Note”) is one of the Term Loan Notes referred to in the Term Loan Agreement, dated as of December 15, 2021, among the Borrower, the Guarantors party thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), and this Term Loan Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Term Loan Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Term Loan Note shall be construed and determined in accordance with the laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations law of the State of New York) without regard to conflicts of law principles that would require application of the laws of another jurisdiction.

Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Term Loan Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

[Signature Page Follows]

D-1-1

The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

Monmouth Real Estate Investment Corporation

By
Name
Title

D-1-2

Exhibit E

Compliance Certificate

To:	JPMorgan Chase Bank, N.A., as Administrative Agent under, and the Lenders party to, the Credit Agreement described below

This Compliance Certificate is furnished to the Administrative Agent and the Lenders pursuant to that certain Term Loan Agreement dated as of December 15, 2021, among Monmouth Real Estate Investment Corporation, as Borrower, the Guarantors signatory thereto, the Administrative Agent and the Lenders party thereto (the “Credit Agreement”). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

The Undersigned hereby certifies that:

(a)               1. I am the duly elected ____________ of Monmouth Real Estate Investment Corporation;

(b)               2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

(c)               3. Except to the extent previously disclosed pursuant to the requirements of Section 8.5(e) of the Credit Agreement, the examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below;

(d)               4. The financial statements required by Section 8.5 of the Credit Agreement and being furnished to you concurrently with this Compliance Certificate are true, correct and complete in all material respects as of the date and for the periods covered thereby; and

(e)               5. The Schedule I hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

_________________________________________________________________________

_________________________________________________________________________

_________________________________________________________________________

_________________________________________________________________________

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ______ day of __________________ 20___.

Monmouth Real Estate Investment Corporation

By:
Name:
Title:

E-1

Schedule I

to Compliance Certificate

Compliance Calculations

for Term Loan Agreement dated as of December 15, 2021

Calculations as of _____________, 20____

A. Maximum Leverage Ratio (Section 8.20(a))

1. Total Indebtedness	$___________

2. Total Asset Value as calculated on Exhibit A hereto	___________

3. Ratio of Line A1 to Line A2	____:1.0

4. Line A3 must not exceed	0.60:1.0

5. The Borrower is in compliance (circle yes or no)	yes/no

B. Minimum Debt Service Coverage Ratio (Section 8.20(b))

1. NOI for all Properties as calculated on Exhibit B hereto	$___________

2. All principal and/or interest payments due (whether paid or unpaid, but excluding all balloon principal payments)	$___________

3. Ratio of Line B1 to Line B2	____:1.0

4. Line B3 shall not be less than	1.25:1.0

5. The Borrower is in compliance (circle yes or no)	yes/no

C. Maximum Total Secured Recourse Indebtedness to Total Asset Value Ratio (Section 8.20(c))

1. Total Secured Recourse Indebtedness	$___________

2. Total Asset Value as calculated on Exhibit A hereto	___________

3. Ratio of Line C1 to Line C2	____:1.0

4. Line C3 shall not exceed	0.10:1.0

5. The Borrower is in compliance (circle yes or no)	yes/no

D. Unsecured Leverage Ratio (Section 8.20(d))

1. Total Unsecured Indebtedness	$___________

2. Total Unencumbered Asset Value as calculated on Exhibit A hereto	___________

3. Ratio of Line D1 to Line D2	____:1.0

4. Line D3 must not exceed	0.60:1.0

5. The Borrower is in compliance (circle yes or no)	yes/no

E. Maintenance of Tangible Net Worth (Section 8.20(e))

1. Tangible Net Worth	$___________

2. Aggregate net proceeds received by the Borrower or any of its Subsidiaries after November 15, 2019, in connection with any offering of Stock or Stock Equivalents	___________

3. 75% of Line E2	$___________

4. $945,000,000 plus Line E3	$___________

5. Line E1 shall not be less than Line E4

6. The Borrower is in compliance (circle yes or no)	yes/no

D-2-3

Exhibit A to Schedule I

to Compliance Certificate

of Monmouth Real Estate Investment Corporation

This Exhibit A is attached to Schedule I to the Compliance Certificate of Monmouth Real Estate Investment Corporation dated ________, 20___, and delivered to JPMorgan Chase Bank, N.A., as Administrative Agent, and the Lenders party to the Credit Agreement referred to therein. The undersigned hereby certifies that the following is a true, correct and complete calculation of Total Asset Value as of the last day of the Fiscal Quarter most recently ended:

1.       Total Real Estate Asset Value

Property	A. NOI (as calculated on Exhibit B)	B. Capitalization Rate	C. A multiplied by four (4)	C divided by B
	$	6.25%	$	$
	$	6.25%	$	$
	$	6.25%	$	$
	$	6.25%	$	$
			Total:	$

2.       Aggregate consolidated cash and Cash Equivalents equals: $______________.

3.       Aggregate consolidated marketable securities available for sale equals: $______________.

Total Asset Value (sum of 1, 2, and 3) equals: $_________________________.

Monmouth Real Estate Investment Corporation

By:
Name:
Title:

D-2-4

Exhibit B to Schedule I

to Compliance Certificate

of Monmouth Real Estate Investment Corporation

This Exhibit B is attached to Schedule I to the Compliance Certificate of Monmouth Real Estate Investment Corporation dated ________, 20___, and delivered to JPMorgan Chase Bank, N.A., as Administrative Agent, and the Lenders party to the Credit Agreement referred to therein. The undersigned hereby certifies that the following is a true, correct and complete calculation of NOI for all Properties for the Fiscal Quarter most recently ended:

Property	Rental and Other Income	Minus	Rental Income arising from (a) Straight Lining of Rents, (b) Bankrupt Tenants and (c) Defaulted Tenants	Minus	Expenses incurred in connection with Property (including management fees, real estate taxes and insurance premiums)	equals	NOI
		$-	$	-	$	=	$
		$-	$	-	$	=	$
		$-	$	-	$	=	$
		$-	$	-	$	=	$

NOI for all Properties:	$_____________

Monmouth Real Estate Investment Corporation

By:
Name:
Title:

D-2-5

Exhibit F

Assignment and Acceptance

Dated _____________, _______

Reference is made to the Term Loan Agreement dated as of December 15, 2021 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Monmouth Real Estate Investment Corporation, the Guarantors from time to time party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”). Terms defined in the Credit Agreement are used herein with the same meaning.

______________________________________________________ (the “Assignor”) and _________________________ (the “Assignee”) agree as follows:

1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, the amount and specified percentage interest shown on Annex I hereto of the Assignor’s rights and obligations under the Credit Agreement as of the Effective Date (as defined below), including, without limitation, the Assignor’s Commitments as in effect on the Effective Date and the Loans, if any, owing to the Assignor on the Effective Date.

2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, lien, or encumbrance of any kind; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered to the Lenders pursuant to Section 8.5(a) and (c) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (v) specifies as its lending office (and address for notices) the offices set forth on its Administrative Questionnaire.

F-1

4. As consideration for the assignment and sale contemplated in Annex I hereof, the Assignee shall pay to the Assignor on the Effective Date in Federal funds the amount agreed upon between them. It is understood that commitment fees accrued to the Effective Date with respect to the interest assigned hereby are for the account of the Assignor and such fees accruing from and including the Effective Date are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party’s interest therein and shall promptly pay the same to such other party.

5. The effective date for this Assignment and Acceptance shall be ___________ (the “Effective Date”). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent and, if required, the Borrower.

6. Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

7. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

F-2

8. This Assignment and Acceptance shall be governed by, and construed in accordance with, the internal laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations law of the State of New York).

[Assignor Lender]

By
Name
Title

[Assignee Lender]

By
Name
Title

[Accepted and consented this
____ day of _____________

Monmouth Real Estate Investment Corporation

By
Name
Title ]

Accepted and consented to by the Administrative
Agent this ___ day of ________, 20__

JPMorgan Chase Bank, N.A., as Administrative Agent

By
Name
Title

F-3

Annex I

to Assignment and Acceptance

The Assignee hereby purchases and assumes from the Assignor the following interest in and to all of the Assignor’s rights and obligations under the Credit Agreement as of the effective date.

Facility Assigned	Aggregate Commitment/Loans for All Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans
Term Loan	$	$	%

F-4

Exhibit G

Additional Guarantor Supplement

______________, 20___

JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders named in the Term Loan Agreement dated as of December 15, 2021, among Monmouth Real Estate Investment Corporation, as Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent (the “Credit Agreement”)

Ladies and Gentlemen:

Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein.

The undersigned, [name of Subsidiary Guarantor], a [jurisdiction of incorporation or organization] hereby elects to be a “Guarantor” for all purposes of the Credit Agreement, effective from the date hereof. The undersigned confirms that each of the representations and warranties set forth in Section 6 of the Credit Agreement in respect of a Guarantor are true and correct in all material respects (where not already qualified by materiality or Material Adverse Effect, otherwise in all respects) as to the undersigned as of the date hereof and the undersigned shall comply with and perform each of the covenants and obligations set forth in, and to be bound in all respects by the terms of, the Credit Agreement that are applicable to a Guarantor, including, without limitation, the provisions of Sections 8 and 13 of the Credit Agreement that are applicable to a Guarantor, in each case, to the same extent and with the same force and effect as if the undersigned were a signatory party thereto.

The undersigned acknowledges that this Agreement shall be effective upon its execution and delivery by the undersigned to the Administrative Agent, and it shall not be necessary for the Administrative Agent or any Lender, or any of their Affiliates entitled to the benefits hereof, to execute this Agreement or any other acceptance hereof. This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations law of the State of New York).

Very truly yours,

[Name of Subsidiary Guarantor]

By
Name
Title

G-1

Exhibit H

[Reserved]

H-1

Exhibit I

[Reserved]

I-1

Exhibit J-1

[Form of] U.S. Tax Compliance Certificate

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Term Loan Agreement dated as of December 15, 2021 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Monmouth Real Estate Investment Corporation, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”). Terms defined in the Credit Agreement are used herein with the same meaning.

Pursuant to the provisions of Section 12.1 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Name of Lender]

By:
Name:
Title:

Date: __________________________________, 20___

J-1-1

Exhibit J-2

[Form of] U.S. Tax Compliance Certificate

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Term Loan Agreement dated as of December 15, 2021 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Monmouth Real Estate Investment Corporation, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”). Terms defined in the Credit Agreement are used herein with the same meaning.

Pursuant to the provisions of Section 12.1 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Name of Participant]

By:
Name:
Title:

Date: __________________________________, 20___

J-2-1

Exhibit J-3

[Form of] U.S. Tax Compliance Certificate

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Term Loan Agreement dated as of December 15, 2021 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Monmouth Real Estate Investment Corporation, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”). Terms defined in the Credit Agreement are used herein with the same meaning.

Pursuant to the provisions of Section 12.1 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Name of Participant]

By:
Name:
Title:

Date: __________________________________, 20___

J-3-1

Exhibit J-4

[Form of] U.S. Tax Compliance Certificate

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Term Loan Agreement dated as of December 15, 2021 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Monmouth Real Estate Investment Corporation, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”). Terms defined in the Credit Agreement are used herein with the same meaning.

Pursuant to the provisions of Section 12.1 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Name of Lender]

By:
Name:
Title:

Date: __________________________________, 20___

J-4-1

Schedule 1

Commitments

Name of Lender	Term Loan Commitment
JPMorgan Chase Bank, N.A.	$175,000,000
Total	$175,000,000.00

J-4-2

Schedule 1.1

Initial Unencumbered Real Estate Assets

#	Entity	State of formation	Principal Place of Business	Location
1.	Monmouth Capital Corporation	NJ	Monmouth County, NJ	1078 Bertram Road Augusta, GA Richmond County (FedEx Express)
2.	Monmouth Capital Corporation	NJ	Monmouth County, NJ	1900 Interstate Boulevard Lakeland, FL Polk County (Fed Ex Express)
3.	Monmouth Capital Corporation	NJ	Monmouth County, NJ	1000 Knell Road Montgomery, IL Kane County (Home Depot)
4.	Monmouth Capital Corporation	NJ	Monmouth County, NJ	2300 Westmoreland Street Richmond, VA Henrico County (Locke Supply Co.)
5.	Monmouth Capital Corporation	NJ	Monmouth County, NJ	3404 Cragmont Drive Tampa, FL Hillsborough County (Tampa Bay Grand Prix)
6.	Monmouth Real Estate Investment Corporation	MD	Monmouth County, NJ	7019 High Grove Boulevard Burr Ridge, IL DuPage County (Sherwin Williams)
7.	Monmouth Real Estate Investment Corporation	MD	Monmouth County, NJ	1122 Stony Ridge Road Charlottesville, VA Albemarle County (FedEx Express)
8.	Monmouth Real Estate Investment Corporation	MD	Monmouth County, NJ	2901 Heartland Drive Liberty, MO Clay County (Dakota Bodies, LLC)
9.	Monmouth Real Estate Investment Corporation	MD	Monmouth County, NJ	50 Hollow Tree Lane Newington, CT Hartford County (Kellogg Sales Co.)
10.	Monmouth Real Estate Investment Corporation	MD	Monmouth County, NJ	7130 Q Street Omaha, NE Douglas County (FedEx Express)

J-4-3

#	Entity	State of formation	Principal Place of Business	Location
11.	Monmouth Real Estate Investment Corporation	MD	Monmouth County, NJ	8800 Studley Road Mechanicsville (Richmond), VA Hanover County (FedEx Express)
12.	Monmouth Real Estate Investment Corporation	MD	Monmouth County, NJ	1270 Wilkening Road Schaumberg, IL Cook County (FedEx Express)
13.	MRC I, LLC	WI	Monmouth County, NJ	5300 International Drive Cudahy, WI Milwaukee County (FedEx Ground)
14.	MREIC Ridgeland MS, LLC	MS	Monmouth County, NJ	105 Business Park Drive Ridgeland, MS (Jackson) Madison County (Graybar Electric Company)
15.	MREIC PA Monaca, LLC	PA	Monmouth County, NJ	1729 Pennsylvania Avenue Monaca, PA Beaver County (NF&M International)

J-4-4

#	Entity	State of formation	Principal Place of Business	Location
16.	MREIC O’Fallon MO, LLC	MO	Monmouth County, NJ	831 Lone Star Drive O’Fallon, MO St. Charles County (Pittsburg Glass Works)
17.	MREIC Richland MS, LLC	MS	Monmouth County, NJ	440 US Highway 49 S. Richland (Jackson), MS Rankin County (FedEx Express)
18.	MREIC Rockford IL, LLC	IL	Monmouth County, NJ	5795 Logistics Parkway Rockford, IL Winnebago County (BE Aerospace, Inc.)
19.	MREIC Illinois, LLC	IL	Monmouth County, NJ	4472 Technology Drive Rockford, IL Winnebago County (Sherwin Williams)
20.	MREIC Urbandale IA, LLC	IA	Monmouth County, NJ	4401 112th Street Urbandale, IA Polk County (FBM Gypsum Supply)
21.	Monmouth Capital Corporation	NJ	Monmouth County, NJ	5313 Majestic Parkway Bedford Heights (Cleveland) OH Cuyahoga County (FedEx Express)
22.	Monmouth Real Estate Investment Corporation	MD	Monmouth County, NJ	11900 Trolley Lane Beltsville (Washington, DC), MD Prince George’s County (FedEx Ground)
23.	MREIC Chattanooga TN, LLC	TN	Monmouth County, NJ	6023 Century Oaks Drive Chattanooga, TN Hamilton County (FedEx Express)
24.	Monmouth Capital Corporation	NJ	Monmouth County, NJ	1289 Walden Avenue Cheektowaga (Buffalo), NY Erie County

J-4-5

#	Entity	State of formation	Principal Place of Business	Location
25.	MREIC Cincinnati OH LLC	OH	Monmouth County, NJ	1115 Regina Graeter Way Cincinnati, OH Hamilton County (Dr. Pepper Snapple Group)
26.	Monmouth Real Estate Investment Corporation	MD	Monmouth County, NJ	3155 Grissom Parkway Cocoa, FL Brevard County (FedEx Ground)
27.	MREIC Corpus Christi TX, LLC	TX	Monmouth County, NJ	246 Glasson Drive Corpus Christi, TX Nueces County (FedEx Ground)
28.	Monmouth Real Estate Investment Corporation	MD	Monmouth County, NJ	14257 East Ester Avenue Centennial, CO Arapahoe County (FedEx Ground)
29.	MREIC Edinburg TX, LLC	TX	Monmouth County, NJ	502 West Independence Drive, Edinburg, TX Hidalgo County (FedEx Ground)
30.	Monmouth Real Estate Investment Corporation	MD	Monmouth County, NJ	2701 South 98th Street Edwardsville (Kansas City), KS Wyandotte County (Carlisle Tire & Wheel Company)
31.	MREIC El Paso, LLC	TX	Monmouth County, NJ	11501 Wilkinson El Paso, TX El Paso County (FedEx Ground)
32.	Monmouth Real Estate Investment Corporation	MD	Monmouth County, NJ	2580 Technology Drive Elgin (Chicago), IL Kane County (Joseph T. Ryerson and Son)
33.	Monmouth Real Estate Investment Corporation	MD	Monmouth County, NJ	590 Assembly Court Fayetteville, NC Cumberland County (Victory Packaging)

J-4-6

#	Entity	State of formation	Principal Place of Business	Location
34.	MREIC South Carolina, LLC	SC	Monmouth County, NJ	3058 Lakemont Blvd Ft. Mill, SC York County (FedEx Ground)
35.	Monmouth Real Estate Investment Corporation	MD	Monmouth County, NJ	6 Kozen Court Granite City, IL Madison County (Anheuser-Busch)
36.	Monmouth Real Estate Investment Corporation	MD	Monmouth County, NJ	700 Hudson Road Griffin (Atlanta), GA Spalding County (Rinnai American Corporation)
37.	Hemingway at Halfmoon, LLC	OH	Monmouth County, NJ	4 Liebich Lane Halfmoon (Albany), NY Saratoga County (RGH Enterprises)
38.	Monmouth Real Estate Investment Corporation	MD	Monmouth County, NJ	7409 Magi Drive Hanahan (Charleston), SC Berkeley County (Amazon)
39.	Monmouth Real Estate Investment Corporation	MD	Monmouth County, NJ	7410 Magi Drive Hanahan (Charleston), SC Berkeley County (Science Applications International)
40.	Monmouth Real Estate Investment Corporation	MD	Monmouth County, NJ	3736 Salisbury Road Jacksonville, FL Duval County (FedEx Express)
41.	MREIC Lebanon, Tennessee, LLC	TN	Monmouth County, NJ	900 Hutchinson Place Lebanon (Nashville), TN Wilson County (CBOCS Distribution)
42.	MREIC Lebanon OH, LLC	OH	Monmouth County, NJ	4170 Columbia Road Lebanon (Cincinnati), OH Warren County (Siemens Real Estate)

J-4-7

#	Entity	State of formation	Principal Place of Business	Location
43.	Monmouth Real Estate Investment Corporation	MD	Monmouth County, NJ	1601 Brown Road Orion, MI Oakland County (FedEx Ground)
44.	Monmouth Real Estate Investment Corporation	MD	Monmouth County, NJ	950 Bennett Road Orlando, FL Orange County (FedEx Express)
45.	Monmouth Real Estate Investment Corporation	MD	Monmouth County, NJ	7569 Golf Course Blvd Punta Gorda, FL Charlotte County (FedEx Express)
46.	MREIC Richfield OH, LLC	OH	Monmouth County, NJ	3245 Henry Road Richfield (Cleveland), OH Summit County (FedEx Ground)
47.	Monmouth Real Estate Investment Corporation	MD	Monmouth County, NJ	3736 Tom Andrews Road Roanoke, VA Roanoke County (CHEP USA)
48.	Monmouth Real Estate Investment Corporation	MD	Monmouth County, NJ	28000 Five M Center Drive Romulus (Detroit), MI Wayne County (FedEx Express)
49.	Monmouth Real Estate Investment Corporation	MD	Monmouth County, NJ	5703 Mitchell Avenue St. Joseph, MO Buchanan County (Altec Industries/Woodstream Corp.)
50.	Monmouth Real Estate Investment Corporation	MD	Monmouth County, NJ	5101 West Waters Avenue Tampa, FL Hillsborough County (FedEx Express)

J-4-8

#	Entity	State of formation	Principal Place of Business	Location
51.	Monmouth Real Estate Investment Corporation	MD	Monmouth County, NJ	8411 Florida Mining Blvd Tampa, FL Hillsborough County (FedEx Ground)
52.	Monmouth Real Estate Investment Corporation	MD	Monmouth County, NJ	9667 Inter-Ocean Drive West Chester Twp (Cincinnati), OH Butler County (FedEx Ground)
53.	Wheeling Partners LLC	IL	Monmouth County, NJ	1430 South Wolf Road Wheeling (Chicago), IL Cook County (FedEx Ground)
54.	MREIC Winston Salem NC, LLC	NC	Monmouth County, NJ	4040 Business Park Court Winston-Salem, NC Forsyth County (StyleCrest)
55.	Monmouth Real Estate Investment Corporation	MD	Monmouth County, NJ	2902 Gun Club Road Augusta, GA Augusta County (FedEx Ground)
56.	MREIC Birmingham AL, LLC	AL	Monmouth County, NJ	3200 Rodeo Court Bessemer (Birmingham), AL Jefferson County (FedEx Ground)
57.	MREIC Burlington VT, LLC	VT	Monmouth County, NJ	635 Community Drive South Burlington, VT Chittenden County (FedEx Ground)
58.	Monmouth Real Estate Investment Corporation	MD	Monmouth County, NJ	16211 Air Center Blvd. Houston, TX Harris County (National Oilwell)
59.	Monmouth Real Estate Investment Corporation	MD	Monmouth County, NJ	510 Production Avenue Huntsville (Madison), AL Madison County (FedEx Ground)
60.	MREIC Kansas City MO, LLC	MO	Monmouth County, NJ	10551 N. Congress Avenue Kansas City, MO Platte County (Bunzl)
61.	MREIC Kodak TN, LLC	TN	Monmouth County, NJ	3774 Snyder Road Kodak (Knoxville), TN Sevier County (FedEx Ground)
62.	Monmouth Real Estate Investment Corporation	MD	Monmouth County, NJ	6700 Southwest Topeka Blvd. Topeka, KS Shawnee County (Coca-Cola)
63.	BB Streetsboro, LLC	OH	Monmouth County, NJ	9780 Mopar Drive Streetsboro (Cleveland), OH Portage County (Best Buy)

J-4-9

Schedule 6.2

Subsidiaries

	Entity	State of Formation
1.	Monmouth Capital Corporation	New Jersey
2.	MRC I LLC	Wisconsin
3.	MREIC Financial, Inc.	Maryland
4.	Palmer Terrace Realty Associates, LLC	New Jersey
5.	Wheeling Partners LLC	Illinois
6.	MREIC South Carolina, LLC	South Carolina
7.	MREIC Illinois, LLC	Illinois
8.	MREIC Lebanon, Tennessee, LLC	Tennessee
9.	MREIC Edinburg TX, LLC	Texas
10.	MREIC El Paso, LLC	Texas
11.	MREIC Corpus Christi TX, LLC	Texas
12.	BB Streetsboro, LLC	Ohio
13.	MREIC Lebanon OH, LLC	Ohio
14.	Hemingway at Halfmoon, LLC	Ohio
15.	MREIC Olive Branch MS, LLC	Mississippi
16.	MREIC Oklahoma City OK, LLC	Oklahoma
17.	MREIC Waco TX, LLC	Texas
18.	MREIC Livonia MI, LLC	Michigan
19.	MREIC Olive Branch MS II, LLC	Mississippi
20.	MREIC Buckner KY, LLC	Kentucky
21.	MREIC Rochester MN, LLC	Delaware
22.	MREIC Green Bay WI, LLC	Delaware
23.	MREIC Spring TX, LLC	Texas
24.	MREIC Edwardsville KS, LLC	Kansas
25.	MREIC O’Fallon MO, LLC	Missouri
26.	MREIC Richland MS, LLC	Mississippi
27.	MREIC Ridgeland MS, LLC	Mississippi
28.	MREIC Urbandale IA, LLC	Iowa
29.	MREIC Winston-Salem NC, LLC	North Carolina
30.	MREIC PA Altoona, LLC	Delaware
31.	MREIC Richfield OH, LLC	Ohio
32.	MREIC Tulsa OK, LLC	Delaware
33.	MREIC Roanoke VA, LLC	Virginia
34.	MREIC PA Monaca, LLC	Pennsylvania
35.	MREIC Indianapolis IN, LLC	Delaware
36.	MREIC Sauget IL, LLC	Delaware
37.	MREIC Tyler TX, LLC	Delaware
38.	MREIC Jacksonville FLA, LLC	Florida

Schedule 6.2 Page 1

	Entity	State of Formation
39.	MREIC Kansas City MO, LLC	Missouri
40.	MREIC Frankfort KY, LLC	Kentucky
41.	MREIC Rockford IL, LLC	Illinois
42.	MREIC Indianapolis IN II, LLC	Indiana
43.	MREIC Monroe OH, LLC	Ohio
44.	MREIC Fort Worth TX, LLC	Delaware
45.	MREIC Cincinnati OH, LLC	Ohio
46.	MREIC Concord NC, LLC	North Carolina
47.	MREIC Covington LA, LLC	Delaware
48.	MREIC PA Pittsburgh, LLC	Pennsylvania
49.	MREIC Everett WA, LLC	Delaware
50.	MREIC Colorado Springs CO, LLC	Colorado
51.	MREIC Louisville KY, LLC	Kentucky
52.	MREIC Orlando FL, LLC	Delaware
53.	MREIC Olathe KS, LLC	Delaware
54.	MREIC Buffalo NY, LLC	Delaware
55.	MREIC Fort Myers FL, LLC	Delaware
56.	MREIC Grand Rapids MI, LLC	Delaware
57.	MREIC Concord NC II, LLC	North Carolina
58.	MREIC Miami FL, LLC	Florida
59.	MREIC Aiken SC, LLC	Delaware
60.	MREIC Kenton OH, LLC	Ohio
61.	MREIC Oklahoma City OK II, LLC	Oklahoma
62.	MREIC Mesquite TX, LLC	Delaware
63.	MREIC Charleston SC, LLC	South Carolina
64.	MREIC Chattanooga TN, LLC	Tennessee
65.	MREIC OKC 3, LLC	Oklahoma
66.	Stow Prosper MT, LLC	Ohio
67.	MREIC Daytona FL, LLC	Florida
68.	MREIC Savannah GA, LLC	Georgia
69.	MREIC Charleston SC II, LLC	South Carolina
70.	MREIC Mobile, LLC	Alabama
71.	MREIC Braselton GA, LLC	Georgia
72.	MREIC Sav GA 2, LLC	Georgia
73.	MREIC Trenton NJ, LLC	New Jersey
74.	MREIC Lafayette In, LLC	Indiana
75.	MREIC Indy In 3, LLC	Indiana
76.	MREIC Greensboro NC, LLC	North Carolina
77.	MREIC Columbus OH, LLC	Ohio
78.	MREIC Columbus OH II, LLC	Ohio
79.	MREIC Ogden UT, LLC	Utah
80.	MREIC Locust Grove, GA, LLC	Georgia
81.	MREIC OKC 4, LLC	Oklahoma
82.	MREIC Burlington VT, LLC	Vermont
83.	MREIC Vance AL, LLC	Alabama
84.	MREIC Kodak TN, LLC	Tennessee
85.	MREIC August GA, LLC	Georgia
86.	MREIC Birmingham AL, LLC	Alabama
87.	MREIC Carlstadt, LLC	New Jersey

Schedule 6.2 Page 2

Schedule 6.11

Litigation

None.

Schedule 6.11

Schedule 8.7

Liens

The following constitute Liens existing on the Closing Date on Properties owned by Borrower or a Guarantor, which Properties are not included in the Total Unencumbered Asset Value:

#	Debtor	State of Formation	Property Locations	Recourse/Non or No Guaranty
1	MREIC Mobile, LLC	Alabama	Mobile, AL	Non-Recourse
2	MREIC Colorado Springs CO, LLC	Colorado	Colorado Springs, CO	Non-Recourse
3	MREIC Jacksonville FLA, LLC	Florida	Jacksonville, FL	Non-Recourse
4	MREIC Miami FL, LLC	Florida	Homestead, FL	Non-Recourse
5	MREIC Daytona FL, LLC	Florida	Daytona Beach, FL	Non-Recourse
6	MREIC Savannah GA, LLC	Georgia	Savannah, GA	Non-Recourse
7	MREIC Braselton GA, LLC	Georgia	Braselton, GA	Non-Recourse
8	MREIC Sav GA 2, LLC	Georgia	Savannah, GA	Non-Recourse
9	MREIC Locust Grove, GA, LLC	Georgia	Locust Grove, GA	Non-Recourse
10	MREIC Indianapolis IN II, LLC	Indiana	Indianapolis IN	Non-Recourse
11	MREIC Lafayette In, LLC	Indiana	Lafayette IN	Non-Recourse
12	MREIC Indy In 3, LLC	Indiana	Indianapolis IN	Non-Recourse
13	MREIC Edwardsville KS, LLC	Kansas	Edwardsville, KS	Non-Recourse
14	MREIC Buckner KY, LLC	Kentucky	Buckner KY	Non-Recourse
15	MREIC Frankfort KY, LLC	Kentucky	Frankfort KY	Non-Recourse
16	MREIC Louisville KY, LLC	Kentucky	Louisville KY	Non-Recourse
17	MREIC Livonia MI, LLC	Michigan	Livonia MI	Non-Recourse
18	MREIC Olive Branch MS, LLC	Mississippi	Olive Branch MS	Non-Recourse
19	MREIC Olive Branch MS II, LLC	Mississippi	Olive Branch MS	Non-Recourse
20	MREIC Trenton NJ, LLC	New Jersey	Trenton NJ	Non-Recourse
21	MREIC Concord NC, LLC	North Carolina	Concord NC	Non-Recourse
22	MREIC Concord NC II, LLC	North Carolina	Concord NC	Non-Recourse

Schedule 8.7

23	MREIC Greensboro NC, LLC	North Carolina	Greensboro NC	Non-Recourse
24	MREIC Monroe OH, LLC	Ohio	Monroe OH	Non-Recourse
25	MREIC Kenton OH, LLC	Ohio	Kenton OH	Non-Recourse
26	Stow Prosper MT, LLC	Ohio	Stow, OH	Non-Recourse
27	MREIC Columbus OH, LLC	Ohio	Columbus OH	Non-Recourse
28	MREIC Columbus OH II, LLC	Ohio	Columbus OH II	Non-Recourse
29	MREIC Oklahoma City OK, LLC	Oklahoma	Oklahoma City OK	Non-Recourse
30	MREIC Oklahoma City OK II, LLC	Oklahoma	Oklahoma City OK	Non-Recourse
31	MREIC OKC 3, LLC	Oklahoma	Oklahoma City OK	Non-Recourse
32	MREIC OKC 4, LLC	Oklahoma	Oklahoma City OK	Non-Recourse
33	MREIC PA Pittsburgh, LLC	Pennsylvania	PA Pittsburgh	Non-Recourse
34	MREIC Charleston SC, LLC	South Carolina	Charleston SC	Non-Recourse
35	MREIC Charleston SC II, LLC	South Carolina	Charleston SC II	Non-Recourse
36	MREIC Waco TX, LLC	Texas	Waco TX	Non-Recourse
37	MREIC Spring TX, LLC	Texas	Spring TX	Non-Recourse
38	MREIC Ogden UT, LLC	Utah	Ogden UT	Non-Recourse
39	MREIC Roanoke VA, LLC	Virginia	Roanoke VA	Non-Recourse
40	MREIC Rochester MN, LLC	Delaware	Rochester MN	Non-Recourse
41	MREIC Green Bay WI, LLC	Delaware	Green Bay WI	Non-Recourse
42	MREIC PA Altoona, LLC	Delaware	PA Altoona	Non-Recourse
43	MREIC Tulsa OK, LLC	Delaware	Tulsa OK	Non-Recourse
44	MREIC Indianapolis IN, LLC	Delaware	Indianapolis IN	Non-Recourse
45	MREIC Sauget IL, LLC	Delaware	Sauget, IL	Non-Recourse
46	MREIC Tyler TX, LLC	Delaware	Tyler TX	Non-Recourse
47	MREIC Fort Worth TX, LLC	Delaware	Fort Worth TX	Non-Recourse
48	MREIC Covington LA, LLC	Delaware	Covington LA	Non-Recourse
49	MREIC Everett WA, LLC	Delaware	Everett WA	Non-Recourse
50	MREIC Orlando FL, LLC	Delaware	Davenport	Non-Recourse
51	MREIC Olathe KS, LLC	Delaware	Olathe, KS	Non-Recourse
52	MREIC Buffalo NY, LLC	Delaware	Buffalo NY	Non-Recourse
53	MREIC Fort Myers FL, LLC	Delaware	Ft. Myers, FL	Non-Recourse
54	MREIC Grand Rapids MI, LLC	Delaware	Grand Rapids MI	Non-Recourse
55	MREIC Aiken SC, LLC	Delaware	Aiken SC	Non-Recourse
56	MREIC Mesquite TX, LLC	Delaware	Mesquite TX	Non-Recourse
57	MREIC	Maryland	Tolleson, AZ	Non-Recourse
58	MREIC	Maryland	Memphis, TM	Non-Recourse
59	MREIC	Maryland	Carlton, TX	Non-Recourse

Schedule 8.7

Schedule 8.8

Investments

	Type of Investment	Name	Number of Equity Securities Purchased
1	Preferred Stock	Cedar Realty Trust, Inc., Series B	5,789
2	Preferred Stock	Istar Inc., Series D	10,000
3	Preferred Stock	Istar Inc., Series I	60,000
4	Preferred Stock	Pennsylvania Real Estate Investment Trust, Series D	120,000
5	Preferred Stock	Pennsylvania Real Estate Investment Trust, Series B	120,000
6	Preferred Stock	Thornburg Mortgage, Series F	2,000
7	Common Stock	CBL & Associates Properties, Inc.	39,394
8	Common Stock	Franklin Street Properties Corp.	1,000,000
9	Common Stock	Kimco Realty Corp	1,700,000
10	Common Stock	Office Properties Income Trust	659,000
11	Common Stock	Pennsylvania Real Estate Investment Trust	1,800,000
12	Common Stock	Diversified Healthcare	1,100,000
13	Common Stock	Tanger Factory Outlet Centers, Inc.	600,000
14	Common Stock	Realty Income Corp.	493,500
15	Common Stock	Washington Prime Group Inc.	5,781
16	Common Stock	Orion Office REIT, Inc,	49,350
17	Fixed Income	GNMA II Pass Through Pool	500,000
18	Common Stock	UMH Properties, Inc.	1,380,510

Schedule 8.8